EXHIBIT 10.01




================================================================================


                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                                October 17, 2002

                                      among

                        PHILLIPS-VAN HEUSEN CORPORATION,
                              THE IZOD CORPORATION
                               PVH WHOLESALE CORP.
                                PVH RETAIL CORP.
                                  IZOD.COM INC.
                            G.H. BASS FRANCHISES INC.
                                 CD GROUP INC.,
                                  as Borrowers,

                            The Lenders Party Hereto,

                              JPMORGAN CHASE BANK,
                  as Administrative Agent and Collateral Agent,
                       Lead Arranger and Sole Bookrunner,

                           FLEET RETAIL FINANCE INC.,
                    as Co-Arranger and Co-Syndication Agent,

                                 SUN TRUST BANK,
                            as Co-Syndication Agent,

                    THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                            as Co-Documentation Agent

                                       and

                             BANK OF AMERICA, N.A.,
                            as Co-Documentation Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I             Definitions.................................................................................1
                      Section 1.01. Defined Terms.................................................................1
                      Section 1.02. Classification of Loans and Borrowings.......................................24
                      Section 1.03. Terms Generally..............................................................24
                      Section 1.04. Accounting Terms; GAAP.......................................................24

ARTICLE II            The Credits................................................................................25
                      Section 2.01. Commitments..................................................................25
                      Section 2.02. Loans and Borrowings.........................................................25
                      Section 2.03. Requests for Borrowings......................................................26
                      Section 2.04. Letters of Credit............................................................27
                           (a)    General........................................................................27
                           (b)    Notice of Issuance, Amendment, Renewal, Extension;
                                   Certain Conditions............................................................27
                           (c)    Expiration Date................................................................28
                           (d)    Participations.................................................................28
                           (e)    Reimbursement..................................................................28
                           (f)    Obligations Absolute...........................................................29
                           (g)    Disbursement Procedures........................................................30
                           (h)    Interim Interest...............................................................30
                           (i)    Resignation of Issuing Banks...................................................30
                           (j)    Replacement of the Primary Issuing Bank........................................31
                           (k)    Cash Collateralization.........................................................31
                           (l)    Issuing Bank Reporting Requirements............................................32
                      Section 2.05. Funding of Borrowings........................................................32
                      Section 2.06. Interest Elections...........................................................32
                      Section 2.07. Termination and Reduction of Commitments.....................................33
                      Section 2.08. Repayment of Loans; Evidence of Debt.........................................34
                      Section 2.09. Prepayment of Loans..........................................................35
                      Section 2.10. Fees.........................................................................37
                      Section 2.11. Interest.....................................................................38
                      Section 2.12. Alternate Rate of Interest...................................................38
                      Section 2.13. Increased Costs..............................................................39
                      Section 2.14. Break Funding Payments.......................................................40
                      Section 2.15. Taxes........................................................................40
                      Section 2.16. Payments Generally; Pro Rata Treatment; Sharing of
                                      Set-offs...................................................................42
                      Section 2.17. Mitigation Obligations; Replacement of Lenders...............................44

ARTICLE III           Representations and Warranties.............................................................45
                      Section 3.01. Existence and Power..........................................................45
                      Section 3.02. Corporate and Governmental Authorization; No
                                      Contravention..............................................................45


                                       i


                      Section 3.03. Binding Effect...............................................................45
                      Section 3.04. Financial Information........................................................45
                      Section 3.05. Litigation...................................................................46
                      Section 3.06. Compliance with ERISA........................................................46
                      Section 3.07. Taxes........................................................................46
                      Section 3.08. Environmental Compliance.....................................................46
                      Section 3.09. Properties...................................................................48
                      Section 3.10. Compliance with Laws and Agreements..........................................48
                      Section 3.11. Investment and Holding Company Status........................................48
                      Section 3.12. Full Disclosure..............................................................48
                      Section 3.13. Security Interest............................................................49
                      Section 3.14. Solvency.....................................................................49
                      Section 3.15. Employee Matters.............................................................49
                      Section 3.16. Subsidiaries.................................................................50
                      Section 3.17. No Change in Credit Criteria or Collection Policies..........................50
                      Section 3.18. Senior Indebtedness..........................................................50

ARTICLE IV            Conditions.................................................................................50
                      Section 4.01. Effective Date...............................................................50
                      Section 4.02. Each Credit Event............................................................53

ARTICLE V             Affirmative Covenants......................................................................53
                      Section 5.01. Information..................................................................53
                      Section 5.02. Maintenance of Property; Insurance...........................................56
                      Section 5.03. Compliance with Laws.........................................................57
                      Section 5.04. Inspection of Property, Books and Records....................................57
                      Section 5.05. Use of Proceeds..............................................................57
                      Section 5.06. Environmental Matters........................................................58
                      Section 5.07. Taxes........................................................................58
                      Section 5.08. Security Interests...........................................................58
                      Section 5.09. Existence; Conduct of Business...............................................58
                      Section 5.10. Litigation and Other Notices.................................................58
                      Section 5.11. Additional Grantors and Guarantors...........................................59
                      Section 5.12. Maintain Operating Accounts..................................................59

ARTICLE VI            Negative Covenants.........................................................................60
                      Section 6.01. Indebtedness.................................................................60
                      Section 6.02. Liens........................................................................61
                      Section 6.03. Fundamental Changes..........................................................61
                      Section 6.04. Investments, Loans, Advances, Guarantees and
                                      Acquisitions...............................................................62
                      Section 6.05. Prepayment or Modification of Indebtedness;
                                      Modification of Operating Documents........................................64
                      Section 6.06. Restricted Payments..........................................................64
                      Section 6.07. Transactions with Affiliates.................................................65
                      Section 6.08. Restrictive Agreements.......................................................65
                      Section 6.09. Fixed Charge Coverage........................................................65

                                       ii

ARTICLE VII           Events of Default..........................................................................66

ARTICLE VIII          The Administrative Agent...................................................................68

ARTICLE IX            Miscellaneous..............................................................................71
                      Section 9.01. Notices......................................................................71
                      Section 9.02. Waivers; Amendments..........................................................72
                      Section 9.03. Expenses; Indemnity; Damage Waiver...........................................73
                      Section 9.04. Successors and Assigns.......................................................74
                      Section 9.05. Survival.....................................................................77
                      Section 9.06. Counterparts; Integration; Effectiveness.....................................77
                      Section 9.07. Severability.................................................................77
                      Section 9.08. Right of Setoff..............................................................77
                      Section 9.09. Governing Law; Jurisdiction; Consent to Service
                                      of Process.................................................................78
                      Section 9.10. Waiver of Jury Trial.........................................................78
                      Section 9.11. Headings.....................................................................79
                      Section 9.12. Confidentiality..............................................................79
                      Section 9.13. Interest Rate Limitation.....................................................79

SCHEDULES
Schedule 1.01        --    Existing Letters of Credit
Schedule 2.01        --    Commitments
Schedule 3.05        --    Disclosed Matters as to Litigation
Schedule 3.08        --    Disclosed Matters as to Environmental Compliance
Schedule 3.09        --    Other Leased and Owned Property
Schedule 3.16        --    Subsidiaries
Schedule 5.01(j)     --    Borrowing Base Certificate
Schedule 6.01        --    Existing Indebtedness
Schedule 6.02        --    Existing Liens
Schedule 6.03        -     Fiscal Year End
Schedule 6.04        --    Existing Investments
Schedule 6.08        --    Existing Restrictions



EXHIBITS
Exhibit A            --    Form of Assignment and Assumption
Exhibit B            --    Form of Opinion of Borrowers' Counsel
Exhibit C            --    Form of Promissory Note
Exhibit D            --    Form of Borrowing Request

                         CREDIT AGREEMENT dated as of October 17, 2002, among
                    PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation, THE IZOD CORPORATION, a Pennsylvania corporation, PVH WHOLESALE CORP., a Delaware corporation, PVH RETAIL CORP., a Delaware corporation, IZOD.COM INC., a Delaware corporation, G.H. BASS FRANCHISES INC., a Delaware corporation, CD GROUP INC., a Delaware corporation, the LENDERS party hereto, JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent, Lead Arranger and Sole Bookrunner, FLEET RETAIL FINANCE INC., as Co-Arranger and Co-Syndication-Agent, SUN TRUST BANK, as Co-Syndication Agent, THE CIT GROUP/COMMERCIAL SERVICES, INC., as Co-Documentation Agent and BANK OF AMERICA, N.A., as Co-Documentation Agent.

                  The Borrowers have applied to the Lenders for Loans (such terms and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms hereinafter) up to an aggregate principal amount not in excess of $325,000,000 at any time outstanding at any time and from time to time during the Availability Period. The proceeds of the Loans shall be used for the Borrowers' and their Subsidiaries' working capital, to refinance existing Indebtedness on the Effective Date, permitted acquisitions, Capital Expenditures and general corporate purposes. The Borrowers and Guarantors will provide Collateral in accordance with the provisions of this Agreement and the other Financing Documents. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrowers subject to the terms and conditions hereinafter set forth. Accordingly, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

                                   ARTICLE I

                                   Definitions

                  Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                   "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMorgan Chase Bank, in its capacity as administrative and collateral agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Rate" means, for any date of determination with respect to any ABR Loan or Eurodollar Loan or with respect to the Revolving Credit Commitment Fee or with respect to participation fees for any Letter of Credit,

                      (i) if such date of determination occurs on or after the
                  Effective Date and prior to the delivery of the first financial statements referred to in clause (ii) below, (w) with respect to Loans that are Eurodollar Loans, 2.00%, (x) with respect to Loans that are ABR Loans, 0%, (y) with respect to the Revolving Credit Commitment Fee, 0.375% and
                  (z) with respect to Letter of Credit fees, 1.25%; and

                       (ii) if such date of determination occurs on or after the
                  first day of the next month after the date upon which the Borrowers shall have delivered to the Administrative Agent the financial statements required to be delivered for the fiscal period ended February 2, 2003 pursuant to Section 5.01(a), the rate as set forth below that corresponds to the Interest Coverage Ratio of the Borrowers and their Subsidiaries on a consolidated basis as of the last day of, and for, the four consecutive fiscal quarters most recently ended prior to such day for which financial statements shall have been delivered to the Administrative Agent as required pursuant to Sections 5.01(a) or (b) hereof, together with the corresponding compliance certificate required pursuant to
Section 5.01(d) hereof; provided that if the Borrowers shall fail to timely deliver such statements and certificates for any such fiscal quarter period or during the continuance of an Event of Default, then the Applicable Rate with respect to ABR Loans, Eurodollar Loans, the Revolving Credit Commitment Fee and Letter of Credit fees shall be determined for the period (x) from and including the date upon which such financial statements and certificate were required to be delivered to but excluding the date upon which financial statements and a certificate complying with Section 5.01(a) or (b) and Section 5.01(d) or (y) from and including the date from which such Event of Default shall have occurred but excluding the date upon which such Event of Default is cured or waived as if the applicable Interest Coverage Ratio of the Borrowers and their Subsidiaries was less than 1.50:1.00:


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Interest Coverage Ratio   ABR Spread for Loans   Eurodollar Spread for     Revolving Credit     Letter of Credit Fee
                                                         Loans              Commitment Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Less than or equal to             0.50%                  2.50%                   0.50%                  1.50%
1.50:1.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Greater than 1.50:1.00            0.25%                  2.25%                  0.375%                  1.25%
but less than or equal
to 1.80:1.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Greater than 1.80:1.00             0%                    2.00%                  0.375%                  1.25%
but less than or equal
to 2.10:1.00
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Greater than 2.10:1.00             0%                    1.75%                   0.25%                  1.00%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


                  To the extent that a change in the Applicable Rate occurs during the pendency of an Interest Period for an existing Eurodollar Loan, the Applicable Rate shall remain the same for the remainder of the Interest Period for such existing Eurodollar Loan.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A.

                  "Availability" means at any time (i) the lesser at such time of (x) the total Commitment plus the principal amount of Debentures outstanding and (y) the Borrowing Base, minus (ii) the sum at such time of (u) the aggregate principal amount of Debentures outstanding, (v) the unpaid principal balance of the Loans, (w) all accrued interest, fees and expenses, (x) the LC Exposure, (y) the Availability Block and (z) all Availability Reserves and Dilution Reserves.

                  "Availability Block" means $25,000,000.

                  "Availability Event" means each period commencing on the date on which Covenant Availability is less than $50,000,000 and ending on the date that Covenant Availability has remained greater than $70,000,000 for 90 consecutive days; it being understood and agreed that there shall be no limit to the number of Availability Events that may occur during the Availability Period.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

                  "Availability Reserves" means, as of any date of determination, such reserves in amounts as the Administrative Agent may from time to time establish (upon five days' notice to the Borrowers in the case of new reserve categories established after the Effective Date) and revise (upward or downward) in good faith in accordance with its customary credit policies: (a) to reflect events, conditions, contingencies or risks which, as determined by the Administrative Agent, do, or are reasonably likely to, materially adversely affect either (i) the Collateral or its value or (ii) the security interests and other rights of the Administrative Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect the Administrative Agent's belief that any collateral report or financial information furnished by or on behalf of the Borrowers is or may have been incomplete, inaccurate or misleading in any material respect, (c) in respect of any state of facts which the Administrative Agent determines in good faith constitutes a Default or (d) to reflect any Derivative Obligations entered into with a Lender or an Affiliate thereof. On the Effective Date, the initial reserve categories shall include reserves with respect to royalty payments and other payments that are required to be made in connection with any licensing agreements.

                  "Average Availability" means, for any period, an amount equal to (a) the sum of the end of day Covenant Availability for each day during such period, it being understood that Eligible Inventory and Eligible Receivables shall be measured only on a monthly basis, divided by (b) the number of days in such period, all as determined by the Administrative Agent.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowers" means each of PVH, The IZOD Corporation, a Pennsylvania corporation, PVH Wholesale Corp., a Delaware corporation, PVH Retail Corp., a Delaware corporation, izod.com, inc., a Delaware corporation, G.H. Bass Franchises, Inc., a Delaware corporation and CD Group, Inc., a Delaware corporation.

                  "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Base" shall have the meaning assigned to such term in Section 2.01.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean all expenditures for the acquisition or leasing (pursuant to a capital lease) of assets or additions to equipment (including replacements, capitalized repairs and improvements) which should be capitalized under GAAP.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Interest Expense" means with respect to the Borrowers for any period, Interest Expense for such period less all non-cash items constituting Interest Expense during such period (including amortization of debt discounts and payments of interest on Indebtedness by issuance of Indebtedness).

                  "Casualty Event" shall mean, with respect to any property of the Borrowers or any of their Subsidiaries, any loss of title with respect to such property or any loss or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property or any interruption of the business of the Borrowers or any Subsidiary which is covered by business interruption insurance.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Change in Control" means (a) the occurrence of any change in control or similar event (however denominated) with respect to the Borrowers under and as defined in the Subordinated Debt Documents, as in effect on the Effective Date, or any other indenture or agreement in respect of Material Indebtedness to which the Borrowers or a Subsidiary is a party or (b) PVH shall cease to own 100% of all Equity Interests of any of the other Borrowers.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or Issuing Bank or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means all collateral on which a Lien is granted or purported to be granted pursuant to any Financing Document.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lenders Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $325,000,000. Effective upon the assignment of an interest pursuant to Section 9.04, Schedule 2.01 may be amended by the Administrative Agent to reflect such assignment.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Covenant Availability" means at any time (i) the lesser at such time of (x) the total Commitment plus the principal amount of Debentures outstanding and (y) the Borrowing Base, minus (ii) the sum at such time of (u) the aggregate principal amount of Debentures outstanding, (w) the unpaid principal balance of the Loans, (x) all accrued interest, fees and expenses, (y) the LC Exposure and (z) all Availability Reserves and Dilution Reserves.

                  "Customer" means and includes the account debtor or obligor with respect to any Receivable.

                  "Debentures" means the 7-3/4% Debentures Due 2023 of PVH issued under the Debentures Indenture.

                  "Debentures Indenture" means the Indenture dated as of November 1, 1993, by and between PVH and The Bank of New York, as Trustee, governing the Debentures.

                  "Debentures Trustee" means The Bank of New York, as Trustee under the Debentures Indenture, and its successors in such capacity.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Derivative Obligations" means every obligation of a Person under any forward contract, futures contract, swap, option, caps, floors, collars and similar agreements, the value of which is dependent upon interest rates, currency or exchange rates or valuations.

                  "Dilution Factors" means with respect to the Borrowers' and Guarantors' Receivables for any period, the aggregate amount of all credit memos, returns, adjustments, allowances, bad debt write-offs, volume rebates (issued either as a credit to the Customer's account balance or as a cash disbursement), other non-cash credits and all other items that could dilute the value of the Borrowers' or the Guarantors' Receivables.

                  "Dilution Ratio" means with respect to the Borrowers at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the 12 most recently completed fiscal months divided by (b) total gross sales for the 12 most recently completed fiscal months.

                  "Dilution Reserve" means at any date of calculation by the Administrative Agent, the applicable Dilution Ratio multiplied by the Eligible Receivables on such date. A Dilution Reserve shall be calculated to the extent that the Dilution Ratio, at any date, is in excess of 10%. The Dilution Reserve shall equal the calculated Dilution Ratio in excess of 10%.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedules 3.05 and 3.08.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EBITDA" means with respect to the Borrowers for any period
(a) the sum of (i) Net Income, (ii) Interest Expense, (iii) Federal, state, local and foreign income taxes, (iv) depreciation and amortization and other non-cash items properly deductible in determining Net Income, in each case on a consolidated basis for PVH and its subsidiaries for such period, calculated in accordance with GAAP, minus (b) non-cash items properly added in determining Net Income for such period.

                  "EBITDAR" means with respect to the Borrowers for any period
(a) the sum of (i) Net Income, (ii) Interest Expense, (iii) Federal, state, local and foreign income taxes, (iv) depreciation and amortization and other non-cash items properly deductible in determining Net Income and (v) all rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals or percentage rentals, in each case on a consolidated basis for PVH and its subsidiaries for such period, calculated in accordance with GAAP, minus (b) non-cash items properly added in determining Net Income for such period.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Eligible Inventory" means inventory of the Borrowers and the Guarantors comprised solely of finished goods (and specifically excluding raw materials, work in process, supplies and foreign inventory) which is, in the reasonable judgement of the Administrative Agent, not obsolete, slow-moving or unmerchantable and is and at all times shall continue to be acceptable to the Administrative Agent in all respects; provided, however, that Eligible Inventory shall in no event include inventory which (i) is on consignment, is not in conformity with the representations and warranties made by the Borrowers and the Guarantors under the Financing Documents or is not located at one of the addresses for locations of Collateral set forth on Annex C to the Security Agreement and with respect to which the Administrative Agent has not been granted and has not perfected a valid, first priority security interest (subject to Permitted

Encumbrances) and, if such location is a property leased by the Borrowers or the Guarantors or is an outside warehouse or processor, with respect to which the Administrative Agent has not received a landlord waiver or warehouseman's or processor's agreement, as the case may be, executed by the landlord of such location or such warehouseman or processor, as the case may be, all in form and substance satisfactory to the Administrative Agent or appropriate rent escrow arrangements shall have been made with the Administrative Agent covering at least three months' rent; provided, however, (a) landlord waivers shall not be required with respect to inventory located at a retail store in a state that does not have a statutory landlord lien, (b) landlord waivers shall not be required to be delivered until 90 days after the Effective Date with respect to retail stores existing on the Effective Date and located in a state that has a statutory landlord lien and (c) landlord waivers or warehouseman's agreements shall not be required with respect to inventory located in self-storage facilities to the extent the aggregate value of such inventory does not exceed $250,000, (ii) which is in transit, other than goods on the high seas having a value (based on invoiced amounts) not exceeding $30,000,000 at any time outstanding during the months of June, July, August, December, January and February and $25,000,000 at all other times, which are not subject to Trade Letters of Credit and for which payment has been made; provided that upon the occurrence and during the continuance of an Availability Event, such goods will remain as Eligible Inventory only to the extent that the Administrative Agent is in receipt of the original bills of lading and any other documents of title or
(iii) has been returned or rejected by a Customer and has been determined to be unmerchantable. Standards of eligibility may be fixed and revised from time to time solely by the Administrative Agent in the Administrative Agent's exclusive judgment exercised in good faith in accordance with its customary credit policies. In determining eligibility, the Administrative Agent may, but need not, rely on reports and schedules furnished by the Borrowers, but reliance by the Administrative Agent thereon from time to time shall not be deemed to limit the right of the Administrative Agent to revise standards of eligibility at any time as to both present and future inventory of the Borrowers. If the inventory is sold under a licensed trademark, for such inventory to constitute Eligible Inventory, the Administrative Agent shall have entered into a licensor consent letter, in form and substance reasonably satisfactory to the Administrative Agent, with the licensor with respect to the rights of the Administrative Agent to use the trademark to sell or otherwise dispose of such inventory.

                  "Eligible Receivables" means Receivables created by the Borrowers and the Guarantors in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Borrowers and the Guarantors, which are and at all times shall continue to be acceptable to the Administrative Agent in all respects. Standards of eligibility may be fixed and revised from time to time solely by the Administrative Agent in the Administrative Agent's exclusive judgment exercised in good faith in accordance with its customary credit policies. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless:
(a) all payments due on the Receivable have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) the payment due on the Receivable is not more than the lesser of (i) 60 days past the due date and
(ii) 150 days past the invoice date in the case of Receivables due from Walmart or Sam's Club and 120 days past the invoice date in the case of all other Receivables; (c) the payments due on more than 50% of all Receivables from the same Customer are less than 60 days past the due date or 150 days past the invoice date in the case of Receivables due from Walmart or Sam's Club and 120 days past the invoice date in the case of all other Receivables; (d) the Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title has passed to the Customer) which requires no further act under any circumstances on the part of the Borrowers or the Guarantors in order to cause such Receivable to be payable in full by the Customer; (e) the Receivable is in conformity in all material respects with the representations and warranties made by the Borrowers and the Guarantors to the Administrative Agent and the Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by the Borrowers or the Guarantors or any security interest created pursuant to the Security Agreement or permitted by
Section 6.02 hereof; (f) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the applicable Borrower or Guarantor is located; (g) the Customer has not asserted that the Receivable, and/or the Borrowers and the Guarantors are not aware that the Receivable, arises out of a bill and hold, consignment or progress billing arrangement or is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof (but such Receivable shall be ineligible only to the extent of such setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense) and the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return; (h) the Receivable arose in the ordinary course of business of the Borrowers or the Guarantors; (i) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof (unless there has been full compliance to the satisfaction of the Administrative Agent with any applicable assignment of claims statute) or (y) an army, navy, marine, air force, coast guard post or a post of another similar service corps (unless there has been full compliance to the satisfaction of the Administrative Agent with any applicable assignment of claims statute) or (z) an Affiliate of PVH or any subsidiary of any thereof or a supplier or creditor of PVH or any subsidiary thereof (provided that such Receivable shall only be ineligible to the extent of amounts payable by PVH or any subsidiary to such supplier or outstanding to such creditor); (j) the Customer is a United States or Canadian person or an obligor in the United States, Puerto Rico or Canada or an obligor located in another jurisdiction if the applicable Receivable is covered by a letter of credit or credit insurance in favor of, or assigned to, the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent; (k) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (l) to the knowledge of the Borrowers and the Guarantors, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (m) the Receivable is denominated in and provides for payment by the Customer in dollars (unless a currency swap or similar hedge approved by the Administrative Agent has been entered into with respect to such Receivable the effect of which is to cause payment to be denominated in dollars) and is payable within the United States; (n) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of the Borrowers or the Guarantors; (o) the Administrative Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the obligations, subject to Permitted Encumbrances; (p) the Receivable is not with respect to a Customer located in New Jersey, Minnesota, West Virginia or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Borrowers or the Guarantors, as applicable, either have qualified as a foreign corporation authorized to transact business in such state or have filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; (q) an event as described in paragraph (g) or (h) of Article VII has not occurred with respect to the Customer; (r) the Receivable is not for accrued coop advertising; (s) the Receivable is not related to an invoice that is less than 60 days past the due date for which the Borrowers or the Guarantors have received payment but have not yet applied such payment; (t) the Receivable is not related to a gift certificate sold by a Borrower or a Guarantor and (u) the Administrative Agent is satisfied with the credit standing of the Customer in relation to the amount of credit extended. Notwithstanding the foregoing, all Receivables of any single Customer which, in the aggregate, exceed 20%, and in the case of Sam's Club or the May Company, 25%, of the total Eligible Receivables at the time of any such determination shall be deemed not to be Eligible Receivables to the extent of such excess.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders or decrees issued, promulgated or entered into by any Governmental Authority, and any judgments, injunctions, notices or binding agreements entered against or into by PVH or any of its subsidiaries, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Materials or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the

Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrowers or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrowers or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrowers or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrowers or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrowers or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income, franchise or similar taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction (or any political subdivision thereof or taxing authority therein) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.17(b)), any withholding or similar tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) would have been entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to any withholding tax pursuant to Section 2.14(a) or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

                  "Existing Credit Agreement" means the Credit Agreement dated as of April 22, 1998, as amended, among PVH, the financial institutions named therein and The Chase Manhattan Bank, as administrative agent and collateral agent and Citicorp USA, Inc., as documentation agent.

                  "Existing Letter of Credit" means any letter of credit that
(a) was issued under the Existing Credit Agreement by an Issuing Bank, (b) is outstanding on the Effective Date and (c) is listed in Schedule 1.01.

                  "Facility Letter" means the letter agreement among the Borrowers and the Administrative Agent effective on the Effective Date authorizing certain employees to handle certain of the credit operations contemplated by this Agreement.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the letter dated August 2002 among the Borrowers and the Administrative Agent setting forth certain fees to be paid by the Borrowers to the Administrative Agent.

                  "Financial Officer" means the chief executive officer, president, chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or assistant controller of PVH.

                  "Financing Documents" means this Agreement (including the Schedules and Exhibits hereto), the Notes evidencing Loans, the Letters of Credit, the Security Agreement, the Mortgages, any Guarantee, the Fee Letter and any other agreement hereafter created to which the Borrowers or any Guarantor is a party that provides for collateral security for any of the obligations of the Borrowers or any such Guarantor under any of the foregoing.

                  "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

                  "Fixed Assets Component" means, as of any date of determination, an amount equal to (i) the lesser of (x) $20,000,000 or (y) 70% of the appraised value of the Reading, PA, Schuylkill Haven, PA, Jonesville, NC and Chattanooga, TN distribution centers as determined from time to time by an appraisal firm satisfactory to the Administrative Agent, minus (ii) an amount equal to $111,111.11 (or such lesser amount as described in the next sentence) times the number of complete months elapsed since the Effective Date, as such Fixed Assets Component may be reduced from time to time pursuant to Section 2.09(e). If at any time there is a reduction pursuant to Section 2.09(e) by reason of the disposition of a distribution center, then from and after the date of such reduction, in calculating clause (ii) above, the $111,111.11 amount shall be adjusted to be an amount equal to (i) the Fixed Assets Component as reduced on such date divided by (ii) the remainder of (x) 180 minus (y) the number of complete months elapsed since the Effective Date.

                  "Fixed Charge Coverage Ratio" means, with respect to PVH and its subsidiaries on a consolidated basis for any period, the ratio of (i) the remainder of (a) EBITDAR for such period minus (b) Capital Expenditures paid in cash minus (c) cash dividends and other cash distributions of PVH to the extent permitted by Sections 6.06(c) and 6.06(d) during such period minus (d) Federal, state, local and foreign income taxes paid in cash minus (e) management fees paid during such period, if any, to (ii) Fixed Charge Expense for such period.

                  "Fixed Charge Expense" means, with respect to PVH and its subsidiaries for any period, the aggregate of (i) regularly scheduled principal payments of all Funded Debt made or to be made by the Borrowers and their Subsidiaries on a consolidated basis during such period, (ii) Cash Interest Expense during such period, and (iii) in respect of leases of real and personal property (other than finance leases), the aggregate amount of rental obligations or other commitments thereunder to make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals or percentage rentals for such period, in each case determined on a consolidated basis in accordance with GAAP.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Funded Debt" means, with respect to PVH and its subsidiaries as of the date of determination thereof, all Indebtedness of PVH and its subsidiaries on a consolidated basis outstanding at such time (including the current portion thereof and amounts outstanding in the final year of any Funded
Debt) which matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and including in any event the Loans.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means, without duplication any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantor" means, collectively, each domestic Subsidiary executing and delivering a Guarantee on the Effective Date and each domestic Subsidiary which becomes a Guarantor after the Effective Date.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person and obligations in respect of synthetic leases, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (k) all Derivative Obligations. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Interest Coverage Ratio" means, with respect to PVH and its subsidiaries on a consolidated basis for any four consecutive fiscal quarter period, the ratio of (i) EBITDA, less Capital Expenditures paid in cash for such period to (ii) the Cash Interest Expense for such period. In computing the Interest Coverage Ratio, to the extent applicable, there shall be excluded in the computation of Capital Expenditures assets acquired as part of Permitted Acquisitions, even though the acquisition of such assets may be treated as Capital Expenditures under GAAP.

                  "Interest Election Request" means a request by the Borrowers to convert or continue a Borrowing in accordance with Section 2.06.

                  "Interest Expense" means, with respect to the Borrowers for any period, the interest expense of PVH and its subsidiaries during such period determined on a consolidated basis in accordance with GAAP, and shall in any event include (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any Capitalized Lease Obligation allocable to interest expense.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the first day of each month for the prior month then ended and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Invested Cash" means cash invested in Permitted Investments of the type described in clauses (c) and (d) of such definition with or through the Administrative Agent, in which the Administrative Agent has a valid first priority perfected Lien.

                  "Issuing Bank" means (a) JPMorgan Chase Bank, in its capacity as issuer of Letters of Credit hereunder and (b) any other Lender designated by the Borrowers from time to time with the consent of the Administrative Agent and such Lender, which consent shall not be unreasonably withheld, provided that the total number of Issuing Banks at any time under this Agreement shall not exceed three (3). Each Issuing Bank may arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Lender at any time shall be its pro rata (based on its Commitment) of the total LC Exposure at such time.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

                  "Letter of Credit" means any letter of credit (whether a Standy-by Letter of Credit or a Trade Letter of Credit) issued or deemed to have been issued, including each Existing Letter of Credit pursuant to this Agreement.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, properties, prospects or condition (financial or otherwise), contingent liabilities or material agreements of the Borrowers and their Subsidiaries taken as a whole, (b) the ability of a Borrower or any Guarantor to perform any of its obligations under this Agreement and the other Financing Documents, taken as a whole, (c) the rights of or benefits available to the Lenders or the Administrative Agent under this Agreement and the other Financing Documents, taken as a whole, or (d) the Administrative Agent's Lien on any material portion of the Collateral or the priority of such Lien.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Derivative Obligations, of any one or more of the Borrowers and their Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Borrower or any Subsidiary in respect of any Derivative Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Derivative Obligation were terminated at such time.

                  "Material Subsidiary" means any Subsidiary either (x) whose total assets (based on book value) exceed $10,000,000 or (y) whose Net Income in any fiscal year exceeds $2,000,000. On the Effective Date, the Material Subsidiaries are identified on Schedule 3.16 hereto.

                  "Maturity Date" means October __, 2007.

                  "Mortgage" means the real property mortgages dated the Effective Date and executed by PVH in favor of the Administrative Agent covering the following four (4) owned or leased properties:

                           Hway 67& 77, Jonesville, NC 28642
                           3915 Volunteer Drive, Chattanooga, TN 37416
                           350 Rt. 61 South, Schuylkill Haven, PA 17972
                           1062 Macarthur Road, Reading, PA 19605-9404

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Amount of Eligible Inventory" means, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of the Borrowers and the Guarantors.

                  "Net Amount of Eligible Receivables" means, at any time, without duplication, the gross amount of Eligible Receivables at such time less to the extent included in Eligible Receivables, (i) sales, excise or similar taxes and (ii) to the extent not otherwise excluded from Eligible Receivables, discounts, claims and allowances of any nature at any time issued, owing, granted, outstanding, available to or claimed by the Customers in respect of such Eligible Receivables.

                  "Net Income" means with respect to PVH and its subsidiaries for any period, the consolidated income (or loss) of PVH and its subsidiaries for such period which shall be an amount equal to net revenues and other proper items of income for PVH and its subsidiaries less Federal, state, local and foreign income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

                  "Net Proceeds" means (a) with respect to the sale or other disposition of any asset the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition, over (ii) the sum of (A) the amount of any Indebtedness which is secured by any such asset or which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness hereunder), (B) the reasonable out-of-pocket expenses and fees incurred with respect to legal, investment banking, brokerage, advisor and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or disposition, (C) all income and transfer taxes payable in connection with such sale or other disposition, whether actually paid or estimated to be payable in cash in connection with such disposition or the payment of dividends or the making of other distributions of the proceeds thereof and (D) reserves, required to be established in accordance with GAAP or the definitive agreements relating to such disposition, with respect to such disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations; (b) with respect to the issuance, sale or other disposition of any stock or debt securities the excess of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such issuance, sale or other disposition, over (ii) the sum of (A) the reasonable fees, commissions, discounts and other out-of-pocket expenses including related legal, investment banking and accounting fees and disbursements incurred in connection with such issuance, sale or other disposition, and (B) all income and transfer taxes payable in connection with such issuance, sale or other disposition, whether payable at such time or thereafter; and (c) with respect to a Casualty Event, the aggregate amount of proceeds received with respect to such Casualty Event, over the sum of (i) the reasonable expenses incurred in connection therewith, (ii) the amount of any Indebtedness (other than Indebtedness hereunder) secured by any asset affected thereby and required to be, and in fact, repaid in connection therewith and (iii) all income and transfer taxes payable, whether actually paid or estimated to be payable, in connection therewith.

                  "Note" means any of the promissory notes executed pursuant to
Section 2.08(e).

                  "Obligations" has the meaning assigned to such term in Section 2.08(f).

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Financing Document.

                  "Participant" has the meaning assigned to such term in Section 9.04(c) hereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Acquisitions" means the acquisition of all or any portion of the assets or stock or other equity interests of any Person engaged in a business that would be permitted under 6.03(b)(i), including pursuant to a merger or consolidation, where the aggregate consideration, including cash, indebtedness assumed and the fair market value of any Equity Interests issued, for all such acquisitions does not exceed $150,000,000 during any consecutive twelve (12) month period or $200,000,000 during the term of this Agreement; provided that all such acquisitions are approved by the Board of Directors and stockholders, if required, of the applicable Borrower and the acquiree and are not otherwise hostile and such Borrower is the surviving entity; and provided further, that (i) Average Availability for the 30 day period prior to the closing date for such acquisition, both before and after giving effect to such proposed acquisition shall be equal to or greater than $70,000,000, (ii) on the closing date of such acquisition, both before and immediately after giving effect to such proposed acquisition, (x) Covenant Availability shall be equal to or greater than $70,000,000 and (y) no Default has occurred or will occur or be continuing,
(iii) after giving effect to any such acquisition there shall be no negative effect on EBITDA, on a pro forma basis, (iv) the Administrative Agent shall have had the opportunity to perform a field examination and appraisal through its examiners or through representatives that it may retain with respect to the assets being acquired pursuant to such acquisition in order to determine whether any adjustments should be made to the Borrowing Base and (v) the Administrative Agent, for the benefit of the Secured Parties, shall be granted a first priority security interest in all assets (including Equity Interests) acquired by the Borrowers as part of such acquisition and the Borrowers shall, and shall cause any applicable Subsidiary to, execute any documents and take all actions that may be required under applicable law or that the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect such security interest, and otherwise comply with Section 5.11 herein, all in form and substance satisfactory to the Administrative Agent.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.07;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.07 and (ii) landlord's Liens arising by operation of law which are subordinated to the Liens in favor of the Administrative Agent;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or letters of credit or guarantees issued in respect thereof;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business or letters of credit or guarantees issued in respect thereof;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property (i) imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrowers or any Subsidiary or (ii) in the case of any real property subject to a Mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by, the Administrative Agent;

                  (g) liens arising from UCC financing statements in respect of leases permitted by this Agreement;

                  (h) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods so long as such Liens attach only to the imported goods; and

                  (i) liens in favor of vendors of goods arising as a matter of law securing the payment of the purchase price therefor so long as such Liens attach only to the purchased goods, provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) investments in money market mutual funds having portfolio assets in excess of $2,000,000,000 that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated AAA by Standard & Poor's and Aaa by Moody's Investors Service, Inc.;

                  (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (f) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of

America, or any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's or Moody's Investors Service, Inc.; and

                  (g) with respect to any Person organized or conducting operations outside of the United States, investments denominated in the currency of the jurisdiction in which such Person is organized or conducting business which are similar to the items specified in clauses (a) through (f) above (other than the nationality of the governmental or non-governmental issuer or counterparty involved).

                  "Permits" has the meaning assigned to such term in Section 3.08(i) hereof.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Primary Issuing Bank" means (a) JPMorgan Chase Bank, in its capacity as issuer of Letters of Credit hereunder, and (b) any Lender or Lenders becoming its successor or successors in such capacity as provided in Section 2.04(i).

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "PVH" means Phillips-Van Heusen Corporation, a Delaware corporation.

                  "Receivables" means and includes all of a Person's accounts, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Administrative Agent for its own benefit and/or the ratable benefit of the Lenders.

                  "Register" has the meaning set forth in Section 9.04(b)(iv).

                  "Regulation U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders holding Loans, LC Exposure and unused Commitments representing at least 51% of the aggregate of the unpaid principal amount of Loans, LC Exposure and unused Commitments, all after giving effect to the terms of Section 2.16(e).

                  "Restricted Payment" means any dividend or other distribution (whether in cash securities or other property) with respect to any Equity Interests in a Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

                  "Revolving Credit Commitment Fee" has the meaning set forth in
Section 2.10(a).

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

                  "Security Agreement" means the Omnibus Pledge and Security Agreement dated as of the date hereof, between and among the Borrower, the Guarantors and the Administrative Agent, for its own benefit and for the ratable benefit of the Lenders, as amended, modified or supplemented from time to time.

                  "Secured Parties" has the meaning assigned to such term in the Security Agreement.

                  "Security Interests" means the security interests in the Collateral granted under the Security Agreement to secure the Secured Obligations (as defined therein) and the Lien granted under the Mortgages.

                  "Stand-by LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Stand-by Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements with respect to Stand-by Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time.

                  "Stand-by Letter of Credit" means a Letter of Credit other than a Trade Letter of Credit.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory

Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Debt" means (a) the unsecured subordinated notes issued by PVH on or prior to April 22, 1998 in the aggregate principal amount of $150,000,000 and (b) the Indebtedness represented thereby.

                  "Subordinated Debt Documents" means the indenture under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of a Borrower, except the Borrowers (other than PVH) shall be deemed to be Borrowers and not Subsidiaries of PVH.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Trade Letter of Credit" means any Letter of Credit that (a) is issued in support of trade obligations incurred in the ordinary course of business and (b) includes, as a condition to drawing thereunder, the presentation to the applicable Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of such Issuing Bank, to create a valid and perfected first priority security interest in the goods covered thereby.

                  "Transactions" means the execution, delivery and performance by the Borrowers and the Guarantors of the Financing Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., an "ABR Borrowing").

                  Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In calculating compliance with any of the financial covenants (and related definitions), any amounts taken into account in making such calculations that were paid, incurred or accrued in violation of any provision of this Agreement shall be added back or deducted, as applicable, in order to determine compliance with such covenants.

                                   ARTICLE II

                                   The Credits

                    Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Commitment. Notwithstanding the foregoing, the aggregate principal amount of Loans outstanding at any time to the Borrowers shall not exceed (1) the lesser of (A) the Commitment and (B) an amount equal to the sum of (i) eighty percent (80%) of the Net Amount of Eligible Receivables, plus (ii) the lesser of (a) eighty-five percent (85%) of the net recovery value of Eligible Inventory and (b) sixty-five percent (65%) of the Net Amount of Eligible Inventory plus (iii) an amount equal to the Fixed Assets Component as of such date of determination plus (iv) the lesser of (a) fifty-five percent (55%) of the aggregate undrawn amount of Trade Letters of Credit and (b) $150,000,000 plus (v) Invested Cash (this clause (1)(B) referred to herein as the "Borrowing Base") minus (2) the LC Exposure at such time. The Borrowing Base will be computed monthly or more often as may reasonably be requested by the Administrative Agent and a compliance certificate from a Financial Officer of the Borrowers presenting its computation will be delivered to the Administrative Agent in accordance with Section 5.01(j) hereof. The net recovery value of Eligible Inventory was established as a percentage of cost on the Effective Date as reflected in the opening Borrowing Base. If by reason of any subsequent appraisals conducted pursuant to Section 5.04, net recovery values have declined, the Administrative Agent shall, in good faith and in accordance with its customary practices, reduce the effective advance rates (subject to further adjustments, downward or upward (but not above those in effect on the Effective
Date)) by reducing the net recovery value of Eligible Inventory used in the calculation of the Borrowing Base consistent with the results of such subsequent appraisals. Subject to the foregoing and within the foregoing limits, the Borrowers may borrow, repay (or prepay) and reborrow Loans, on and after the date hereof through the Availability Period, subject to the terms, provisions and limitations set forth herein, including the requirement that no Loan shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time (in each case, after giving effect to the application of the proceeds of such Loan). For purposes of this Section, "net recovery value" means the estimated net proceeds which could reasonably be realized from the liquidation of the inventory under an orderly liquidation and going-out-of-business and/or store closing sale basis, given a reasonable period of time to find purchaser(s), with the seller compelled to sell.

                  Section 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.06, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in a minimum amount of $5,000,000 and an aggregate amount that is an integral multiple of $100,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000 (except that the foregoing limitation shall not be applicable to the extent that the proceeds of such Borrowing are requested, or deemed to be requested, to be disbursed to the Borrowers' loan account maintained with the Administrative Agent); provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of seven (7) Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  Section 2.03. Requests for Borrowings. To request a
Borrowing, the Borrowers shall notify the Administrative Agent of such request by writing, facsimile or telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, including an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e), not later than 12:00 noon, New York City time, on the same Business Day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and if given by telephone shall be confirmed (except that no such confirmation will be required, unless requested by the Administrative Agent, to the extent the proceeds of such Borrowing are requested, or deemed to be requested, to be disbursed to the Borrowers' loan account maintained with the Administrative Agent, in which event Borrowing and repayment procedures shall be in accordance with the cash management agreement between the Borrowers and the Administrative Agent and as contemplated by Section 4.4(b) of the Security Agreement) promptly by writing or fax to the Administrative Agent of a written Borrowing Request in a form attached as Exhibit D and signed by an authorized signer of the Borrowers as set forth in the Facility Letter. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (a)  the aggregate amount of the requested Borrowing;

                  (b)  the date of such Borrowing, which shall be a Business
Day;

                  (c) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (d) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (e) the location and number of the Borrowers' account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  Section 2.04. Letters of Credit. (a) (a) General. Subject to the terms and conditions set forth herein, the Borrowers may request the issuance of Letters of Credit for their own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension;
Certain Conditions. To request the issuance of a Trade Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrowers shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Trade Letter of Credit, or identifying the Trade Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Trade Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Trade Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Trade Letter of Credit. The Borrower shall deliver to the Administrative Agent no later than 3:30 p.m., New York City time, on each Business Day a written report, in form and substance satisfactory to the Administrative Agent, of all Trade Letters of Credit issued, amended, renewed or extended on such Business Day. To request the issuance of a Stand-by Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrowers shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Stand-by Letter of Credit, or identifying the Stand-by Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Stand-by Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Stand-by Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Stand-by Letter of Credit. If requested by the applicable Issuing Bank, the Borrowers also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Stand-by LC Exposure shall not exceed $20,000,000 and (ii) after giving effect to the issuance of such Letter of Credit, Availability shall not be less than zero.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided that a Letter of Credit may provide that its expiration date shall be automatically extended (but not beyond the date specified in clause (ii) below) to a date not more than one year after the then outstanding expiration date unless, at least a specified number of days prior to such then existing expiration date, the applicable Issuing Bank shall have given the beneficiary thereof notice, in a form that may be specified in such Letter of Credit, that such expiration date shall not be so extended, and (ii) the date that is thirty Business Days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit
(or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's pro rata (based on its Commitment) portion of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender's pro rata (based on its Commitment) portion of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the applicable Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to such Issuing Bank (with confirmation of such payment to the Administrative Agent) an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, New York City time, on
(i) the Business Day that the Borrowers receive such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time on the date of receipt; provided that, if such LC Disbursement is not less than $100,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing. If the Borrowers fail to make such payment when due and the Issuing Bank has so informed the Administrative Agent, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's pro rata (based on its Commitment) portion thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its pro rata (based on its Commitment) portion of the payment then due from the Borrowers, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrowers' obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall, to the fullest extent permitted under applicable law, be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (other than under circumstances which constitute gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction), (iii) payment of the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (other than under circumstances which constitute gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction), or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. None of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (c) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Resignation of Issuing Banks. Any Issuing Bank (other than, except if a Default has occurred and is continuing, the Primary Issuing
Bank) may resign at any time upon not less than 30 days' prior written notice to the Borrowers and the Administrative Agent. At the time any such resignation shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the resigning Issuing Bank pursuant to Section 2.10(b). After the resignation of an Issuing Bank hereunder, such Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to amend to increase the principal amount of, extend beyond the expiration date or renew existing, or to issue additional, Letters of Credit.

                  (j) Replacement of the Primary Issuing Bank. The Primary Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent and the successor Primary Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Primary Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Primary Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Primary Issuing Bank shall have all the rights and obligations of the Primary Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Primary Issuing Bank" shall be deemed to refer to such successor or to any previous Primary Issuing Bank, or to such successor and all previous Primary Issuing Banks, as the context shall require. After the replacement of a Primary Issuing Bank hereunder, the replaced Primary Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Primary Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to amend to increase the principal amount of, extend beyond the expiration date or renew existing, or to issue additional, Letters of Credit.

                  (k) Cash Collateralization. If any Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Default with respect to a Borrower described in clause (g) or (h) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made, to the extent practicable, at the written request of the Borrowers at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all Defaults have been cured or waived.

                    (l) Issuing Bank Reporting Requirements. Each Issuing Bank agrees to provide to the Borrowers and the Administrative Agent (i) no later than the close of business on each Business Day, a written notice of the aggregate outstanding Trade Letters of Credit issued by such Issuing Bank as of the previous Business Day and (ii) any other information the Administrative Agent may reasonably request from time to time with respect to Letters of Credit issued by such Issuing Bank.

                    Section 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrowers by promptly wiring the amount so received, in like funds, to an account of the Borrowers maintained with Bank of New York in New York City or any other Lender reasonably acceptable to the Administrative Agent and designated by the Borrowers either one Business Day prior to the Effective Date or in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

                    (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing, and the Borrowers shall be relieved of their obligation to make such payment.

                    Section 2.06. Interest Elections. (a) Each Borrowing on the Effective Date shall be at the Alternate Base Rate and thereafter shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. The Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                    (b) To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent of such election in writing or by facsimile transmission or by telephone (confirmed in writing or by fax) by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrowers (or any Borrower).

                    (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02;

                         (i) the Borrowing to which such Interest Election
                    Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                         (ii) the effective date of the election made pursuant
                    to such Interest Election Request, which shall be a Business Day;

                         (iii) whether the resulting Borrowing is to be an ABR
                    Borrowing or a Eurodollar Borrowing; and

                         (iv) if the resulting Borrowing is a Eurodollar
                    Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

                    (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                    (e) If the Borrowers fail to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) each Eurodollar Borrowing, unless repaid as provided herein, shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                    Section 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                    (b) The Borrowers may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $500,000, (ii) the Borrowers shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, Availability would be less than zero, (iii) if any termination shall occur prior to the first anniversary of the Effective Date, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee equal to 1.00% of the aggregate amount of the Lenders' Commitments and (iv) if any termination shall occur on of after the first anniversary of the Effective Date but prior to the second anniversary of the Effective Date, the Borrowers shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee equal to 0.50% of the aggregate amount of the Lenders' Commitments.

                    (c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders with Commitments in accordance with their respective Commitments.

                    Section 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

                    (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                    (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                    (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                    (e) Unless all Lenders otherwise agree, the Loans of each Lender shall be evidenced by a promissory note substantially in the form of Exhibit C (each, a "Note"). The Borrowers shall execute and deliver to each Lender a Note or Notes payable to the order of such Lender with blanks completed to the satisfaction of such Lender.

                    (f) Each of the Borrowers shall be jointly and severally liable with the other Borrowers for the payment of the principal of and interest on the Loans, the LC Exposure, the Revolving Credit Commitment Fee, all other fees and all other amounts payable under this Agreement and the other Financing Documents and all Derivative Obligations to which a Lender is a party (the "Obligations"), and each of the Obligations shall be secured by all of the Collateral. Each of the Borrowers acknowledges that it is a co-borrower hereunder and is jointly and severally liable under this Agreement and the other Financing Documents. All credits extended to any of the Borrowers or requested by any of the Borrowers shall be deemed to be credits extended for each of the Borrowers, and each of the Borrowers hereby authorizes each other of the Borrowers to effectuate Loans or Letters of Credit on its behalf. Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Documents, the Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely upon any request, notice or other communication received by them from any of the Borrowers on behalf of all Borrowers, and shall be entitled to treat their giving of any notice hereunder to any of the Borrowers as notice to each and all Borrowers. Each of the Borrowers agrees that the joint and several liability of the Borrowers provided for in this subsection (f) shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatsoever with the other Borrowers or with any other person, each of the Borrowers hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each of the Borrowers is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each of the Borrowers hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any of the Borrowers or any other person or any collateral. Each of the Borrowers hereby irrevocably subordinates and makes junior to the Obligations each of the other Borrower's "claims" (as defined in Section 101(5) of the Bankruptcy Code) to which such Borrowers are or would be entitled by virtue of the provisions of this subsection (f) or the performance of such Borrower's obligations thereunder including any right of subrogation (whether contractual, under Section 509 of the Bankruptcy Code or otherwise), reimbursement, contribution, exoneration or similar right, or indemnity, or any right of recourse to security for any of the Obligations unless and until all of the Obligations to the Administrative Agent and the Lenders have been indefeasibly paid in full.

                    Section 2.09. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided, however, the Borrowers shall make prepayments of the Loans from time to time such that the Availability equals or exceeds zero at all times.

                    (b) The Borrowers (or any Borrower) shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given under the circumstances in which a conditional notice of termination of the Commitments is permitted as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 (except that the foregoing shall not be applicable (i) to the extent that the payment is made from the operation of Borrowers' controlled disbursement account maintained with the Administrative Agent, (ii) to a prepayment in full of the aggregate principal amount of a Borrowing then outstanding or (iii) to a prepayment of Loans required to be made pursuant to the proviso to paragraph (a) of this Section). Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

                    (c) Within three Business Days of (i) the sale or other disposition (including those arising from a Casualty Event) of any assets of the Borrowers or any of their Subsidiaries, (ii) the consummation of the issuance of any equity interests of any Borrower or any Subsidiary (other than the issuance of Equity Interests by a Borrower or a Subsidiary to another Borrower or a Subsidiary or Equity Interests issued pursuant to any option or similar plans to employees of a Borrower or a subsidiary) or (iii) the consummation of the issuance of any debt securities of a Borrower or any Subsidiary (other than Indebtedness permitted pursuant to Section 6.01), the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Proceeds received, any prepayment to be applied in accordance with subparagraphs (d) and
(e).

                    (d) Each prepayment of Loans required by subsection (c) of this Section shall be made ratably among the Loans of the Lenders, and such prepayments shall be made with respect to such Types of Loans as the Borrower may specify by notice to the Administrative Agent at or before the time of such prepayment and shall be applied to prepay the Loans comprising each such Type pro rata; provided that, if no such timely specification is given by the Borrower, such payment shall be allocated to such Type or Types as the Administrative Agent may determine.

                    (e) Each prepayment of Loans required by subsection (c)(i) of this Section shall also reduce the amount of the Fixed Assets Component by an amount equal to 100% of the Net Proceeds received with respect to the premises, if any, included in such sale or other disposition; provided, however, that in no event shall the Fixed Assets Component be reduced by more than the amount set forth below with respect to the sale of such property listed below:

               Reading, PA                            $6,020,000
               Schuylkill Haven, PA                   $1,554,000
               Jonesville, NC                         $9,100,000
               Chattanooga, TN                        $3,500,000

                    Section 2.10. Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Revolving Credit Commitment Fee"), which shall accrue at the Applicable Rate on the daily amount of the unused Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Revolving Credit Commitment Fees shall be payable monthly in arrears on the first day of each month and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All Revolving Credit Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                    (b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate, in each case on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrowers and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank, in each case during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of January, April, July and October of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable to such Issuing Bank on demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                    (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees in the amounts set forth in the Fee Letter and any other fees in the amounts and at the times separately agreed upon in writing among the Borrowers and the Administrative Agent.

                    (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Absent any error in the calculation thereof, fees paid shall not be refundable under any circumstances.

                    Section 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest for each day on which any principal of such Loans remains outstanding at the Alternate Base Rate for such day plus the Applicable Rate for such day.

                    (b) The Loans comprising each Eurodollar Borrowing shall bear interest for each day during each Interest Period applicable thereto at the Adjusted LIBO Rate for such Interest Period plus the Applicable Rate for such day.

                    (c) Notwithstanding the foregoing, if a Default shall have occurred and be continuing, then unless and until such Default shall have been cured or waived, all outstanding Loans and Letters of Credit shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan or Letter of Credit as provided in the preceding paragraphs of this Section.

                    (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the Maturity Date and, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Eurodollar Loan shall be payable on the effective date of such conversion.

                    (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                    Section 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                    (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, for such Interest Period; or

                    (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy, as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request or Interest Election Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                    Section 2.13. Increased Costs. (a) If any Change in Law shall:

                    (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                    (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Eurodollar Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise with respect to its Eurodollar Loans or its maintenance of, or participation in, Letters of Credit), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                    (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                    (c) A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate on demand.

                    (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                    Section 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(b) and is revoked in accordance therewith), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Notwithstanding the foregoing, the Borrowers shall not be required to make any prepayment of a Eurodollar Borrowing pursuant to Section 2.09(c) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers into a cash collateral account with the Administrative Agent and applied to such prepayment on the last day of such Interest Period.

                    Section 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Financing Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                    (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                    (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                    (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                    (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

                    (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to Section 2.15, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section
2.15 with respect to the Taxes or Other Taxes giving rise to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event that the

Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

                    Section 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. At the option of the Administrative Agent, in its sole discretion, subject only to the terms of this
Section 2.16, all payments of principal, interest, fees, reimbursement of LC Disbursements and other items, including reimbursement of expenses pursuant to
Section 9.03, owing to the Administrative Agent, the Issuing Banks or the Lenders on or with respect to this Agreement and/or Loans and other Financing Documents may, when due and payable, be paid from the proceeds of Loans made hereunder, whether made following a request by the Borrower pursuant to Section
2.03 or a deemed request as provided in this Section 2.16. The Borrower hereby irrevocably authorizes the Administrative Agent to charge the Borrowers' loan account with the Administrative Agent for the purpose of paying principal, interest, fees, reimbursement of LC Disbursements and other items, including reimbursement of expenses pursuant to Section 9.03, and agrees that all such amounts charged shall constitute Loans and that all such Loans so made shall be deemed to have been requested by Borrower pursuant to Section 2.03. All such payments shall be made to the Administrative Agent at its offices at 395 North Service Road, 3rd Floor, Melville, New York 11747-3142, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided that, in the case of any prepayment of principal of or interest on any Eurodollar Loan, if such next succeeding Business Day would fall in the next calendar month, the date for payment shall instead be the next preceding Business Day. All payments hereunder shall be made in dollars.

                    (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                    (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agrees, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                    (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                    (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b) or 2.16(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid. Until such Lender's unsatisfied obligations are fully paid, such Lender shall be excluded from any determination of Required Lenders under this Agreement.

                    (f) The outstanding principal balance of Loans may fluctuate from day to day, through the Administrative Agent's disbursement of funds to, and receipt of funds from, the

Borrowers. In order to minimize the frequency of transfers of funds between the Administrative Agent and each Lender, Loans and payments may be settled according to the following procedures. On the third Business Day of each week, or more frequently (including daily), if the Administrative Agent so elects (each such day being a "Settlement Date"), the Administrative Agent will advise each Lender by telephone, telex or telecopy of the amount of each such Lender's actual dollar investment and its ratable portion (based on its Commitment) of the outstanding principal balance of Loans as of the close of business on the third Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual dollar investment in the outstanding principal balance of Loans to such Lender's ratable portion (based on its Commitment) of the outstanding principal balance of Loans as of any Settlement Date (based on the outstanding balances as of the close of business on the third Business Day immediately preceding such Settlement Date), the party from which such payment is due will pay the other, in immediately available funds, by wire transfer to the other's account not later than 2:00 p.m. (New York time) on the Business Day immediately following the Settlement Date. Notwithstanding the foregoing, if the Administrative Agent so elects, the Administrative Agent may require that each Lender make its ratable portion (based on its Commitment) of any requested Loan available to the Administrative Agent for disbursement on the date of funding applicable to such Loan in accordance with Section 2.03 hereof. Notwithstanding these procedures, each Lender's obligation to fund its portion of each Loan made by the Administrative Agent to the Borrowers will commence on the date such advance is made by the Administrative Agent.

                    Section 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                    (b) If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender fails to approve an amendment or waiver to this Agreement requiring its consent, which amendment or waiver is approved by the Required Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers, shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to
Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

                    Each of the Borrowers represents and warrants to the Lenders that:

                    Section 3.01. Existence and Power. Each of PVH, PVH Wholesale Corp., PVH Retail Corp., izod.com, inc., G.H. Bass Franchises, Inc. and CD Group, Inc. is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, and The IZOD Corporation is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and each of the Borrowers has all necessary powers required to carry on its business as now conducted and, except where the failure to do so could not be reasonably expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                    Section 3.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each of the Borrowers of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Governmental Authority (except as contemplated by the Security Agreement) and do not contravene, or constitute a default under, any provision of material applicable law or material regulation or of its charter or bylaws or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon each or result in the creation or imposition of any Lien on any material asset of any Borrower or any of its Subsidiaries (except the Security Interests).

                    Section 3.03. Binding Effect. This Agreement and the other Financing Documents to which it is a party constitute valid and binding agreements of each Borrower, in each case enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

                    Section 3.04. Financial Information. (a) The Borrowers have heretofore furnished to the Administrative Agent consolidated financial statements of PVH and its subsidiaries for the six (6) month period ended August 4, 2002, prepared by management and for the fiscal years ended February 3, 2002 and February 4, 2001, audited by Ernst & Young LLP, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations of PVH and its subsidiaries as of the dates and for the periods indicated, and such financial statements disclose in accordance with GAAP all material liabilities, direct or contingent, of PVH and its subsidiaries as of the dates thereof.

                    (b) The Borrowers have heretofore furnished to the Administrative Agent quarterly for the 2003 fiscal year, and annually thereafter, projected income statements, balance sheets and cash flows for PVH and its subsidiaries, together with a schedule demonstrating prospective compliance with all financial covenants, all in form and substance reasonably satisfactory to the Lenders in their good faith judgment, all such projections disclosing all assumptions made by the Borrowers in formulating such projections and giving effect to the Transactions. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Effective Date the good faith estimate of the Borrowers of the results of operations and other information projected therein, provided that no representation is made that the assumptions will prove to be correct.

                    (c) Since August 5, 2002, there has been no material adverse change in the business, prospects, assets, operations or financial condition of the Borrowers and their consolidated Subsidiaries, considered as a whole.

                    Section 3.05. Litigation. Except for the Disclosed Matters, there is no action, suit or proceeding pending against, or to the knowledge of the Borrowers threatened against or affecting, the Borrowers or any of their Subsidiaries before any arbitrator or any Governmental Authority, that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) which would in any material respect draw into question the enforceability of any of the Financing Documents, taken as a whole.

                    Section 3.06. Compliance with ERISA. Each Borrower and its Subsidiaries and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, and has not incurred any liability under Title IV of ERISA (i) to the PBGC other than a liability to the PBGC for premiums under Section 4007 of ERISA or (ii) in respect of a Multiemployer Plan which has not been discharged in full when due.

                    Section 3.07. Taxes. To the extent applicable, each Borrower and its Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes stated to be due in such returns or pursuant to any assessment received by it, except for taxes the amount, applicability or validity of which is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrowers and their Subsidiaries in respect of taxes or other similar governmental charges, additions to taxes and any penalties and interest thereon are, in the opinion of the Borrowers, adequate.

                    Section 3.08. Environmental Compliance. (a) Except for Disclosed Matters,

                         (i) the Borrowers and their Subsidiaries have,
                    obtained, or made timely application for, all permits, certificates, licenses, approvals, registrations and other authorizations (collectively "Permits") which are required under all applicable Environmental Laws and are necessary for their operations and are in compliance with the terms and conditions of all such Permits, except where the failure to obtain such Permits or to comply with their terms would not have, individually or in the aggregate, a Material Adverse Effect;

                         (ii) no notice, notification, demand, request for
                    information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Borrowers' knowledge, threatened by any governmental entity or other Person with respect to any (A) alleged violation by the Borrowers or any Subsidiary of any Environmental Law, (B) alleged failure by the Borrowers or any Subsidiary to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (C) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (D) release of Hazardous Materials, except where such event or events would not have, individually or in the aggregate, a Material Adverse Effect;

                         (iii) to the knowledge of the Borrowers, all oral or
                    written notifications of a release of Hazardous Materials required to be filed under any applicable Environmental Law have been filed or are in the process of being filed by or on behalf of the Borrowers or any Subsidiary;

                         (iv) no property now owned by the Borrowers or any
                    Subsidiary and, to the knowledge of the Borrowers, no such property previously owned or now or previously leased or any property to which the Borrowers or any Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to the Borrowers' knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or, to the knowledge of the Borrowers, other investigations which may lead to claims against the Borrowers or any Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA, except where such listings or investigations would not have, individually or in the aggregate, a Material Adverse Effect;

                         (v) there are no Liens under or pursuant to any
                    applicable Environmental Laws on any real property or other assets owned or leased by the Borrowers or any Subsidiary, and no government actions have been taken or, to the knowledge of the Borrowers, are in process which could subject any of such properties or assets to such Liens.

                         (b) For purposes of this Section, the terms "Borrowers"
and "Subsidiary" shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Borrowers or any Subsidiary.

                         Section 3.09. Properties. (a) Each of the Borrowers and
its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                         (b) Each of the Borrowers and its Subsidiaries owns, or
is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                         (c) Schedule 3.09 sets forth the address of each real
property that is owned or leased by the Borrowers or any of their Subsidiaries as of the Effective Date other than those properties leased for use as a retail store.

                         (d) As of the Effective Date, neither the Borrowers nor
any of their Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any property that is the subject of a Mortgage that, if determined adversely to the Borrowers, would materially impair the value of such property, or any sale or disposition thereof in lieu of condemnation. Neither any property that is the subject of a Mortgage nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such property or interest therein.

                         Section 3.10. Compliance with Laws and Agreements. Each
of the Borrowers and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, and each has all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, in each case, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                         Section 3.11. Investment and Holding Company Status.
None of the Borrowers or any of their Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                         Section 3.12. Full Disclosure. All information
furnished by the Borrowers to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any of the Transactions is, taken as whole and in light of the circumstances under which such information is furnished, true and accurate in all material respects on the date as of which such information is furnished, and true and accurate in all material respects on the date as of which such information is stated or certified. It is understood that the foregoing is limited to the extent that (i) projections have been made in good faith by the management of the Borrowers and in the view of the Borrowers' management are reasonable in light of all information known to management as of the Effective Date, and (ii) no representation or warranty is made as to whether the projected results will be realized.

                         Section 3.13. Security Interest. Each of the Security
Agreement and the Mortgages creates and grants to the Administrative Agent, for its own benefit and for the benefit of the Lenders, a legal, valid and perfected first priority (except as permitted pursuant to Section 6.02 hereof) Lien in the Collateral identified therein. Such Collateral is not subject to any other Liens whatsoever, except Liens permitted by Section 6.02 hereof.

                         Section 3.14. Solvency. (a) The fair salable value of
the business of the Borrowers and their consolidated Subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrowers and their consolidated Subsidiaries, as they become absolute and mature.

                         (b) The assets of the Borrowers and their Subsidiaries
do not constitute unreasonably small capital for the Borrowers and their Subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of the Borrowers and their Subsidiaries, taking into account the particular capital requirements of the business conducted by the Borrowers and their Subsidiaries and projected capital requirements and capital availability thereof.

                         (c) None of the Borrowers or any of their Subsidiaries
intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrowers and any of their Subsidiaries, and of amounts to be payable on or in respect of debt of the Borrowers and any of their Subsidiaries).

                         (d) None of the Borrowers or any of their Subsidiaries
believes that final judgments against them in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrowers and their consolidated Subsidiaries, after taking into account all other anticipated uses of the cash of the Borrowers and their consolidated Subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                         Section 3.15. Employee Matters. There are no strikes,
slowdowns, work stoppages or controversies pending or, to the knowledge of the Borrowers threatened between the Borrowers and their Subsidiaries and their respective employees, other than employee grievances arising in the ordinary course of business, none of which could have, either individually or in the aggregate, a Material Adverse Effect.

                         Section 3.16. Subsidiaries. As of the Effective Date,
Schedule 3.16 sets forth the name of, and the ownership interest of PVH in, each Subsidiary and identifies each Subsidiary that is a Guarantor and each Subsidiary that is a Material Subsidiary.

                         Section 3.17. No Change in Credit Criteria or
Collection Policies. There has been no material change in credit criteria or collection policies concerning Receivables of the Borrowers and their Subsidiaries since June 2, 2002.

                         Section 3.18. Senior Indebtedness. The Obligations
constitute "Senior Debt" under and as defined in the Subordinated Debt
Documents.

                                   ARTICLE IV

                                   Conditions

                         Section 4.01. Effective Date. The obligations of the
Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                         (a) The Administrative Agent (or its counsel) shall
have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                         (b) The Administrative Agent shall have received a
favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Katten Muchin Zavis Rosenman, counsel for the Borrowers, substantially in the form of Exhibit B, and (ii) local counsel in each jurisdiction where a property that is the subject of a Mortgage is located, in the case of each such opinion required by this paragraph, covering such other matters relating to the Borrowers, the Guarantors, the Financing Documents or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

                         (c) The Administrative Agent shall have received such
documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrowers and any Guarantors, the authorization of the Transactions and any other legal matters relating to the Borrowers and any Guarantors, the Financing Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                         (d) The Administrative Agent shall have received a
certificate, dated the Effective Date and signed by the Chairman of the Board, President, a Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                         (e) The Administrative Agent shall have received all
fees and other amounts due and payable, on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder under any other Financing Document.

                         (f) The Administrative Agent (or its counsel) shall
have received the other Financing Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                         (g) With respect to any Liens not permitted pursuant to
Section 6.02 hereof, the Administrative Agent shall have received termination statements in form and substance satisfactory to it.

                         (h) Each document (including each Uniform Commercial
Code financing statement) required by law or requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent for its own benefit and for the benefit of the Lenders a first priority perfected Lien in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, or arrangements reasonably satisfactory to the Administrative Agent for the filing, registering or recording thereof shall have been made.

                         (i) The Administrative Agent shall have received the
results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to the Borrowers and each other grantor of Collateral in the jurisdictions in which the Borrowers and each such grantor is located (as defined in the Uniform Commercial Code), doing business and/or in which any Collateral is located, and in which Uniform Commercial Code filings have been, or are to be, made against the Borrowers, and each such grantor pursuant to paragraph (h) above.

                         (j) The Administrative Agent shall have received and
determined to be in form and substance satisfactory to it:

                             (i) the most recent (dated within forty-five (45)
                    days of the Effective Date) aging of accounts receivable of the Borrowers;

                             (ii) an opening Borrowing Base and evidence that
                    the Borrowers have not less than $100,000,000 in unused Commitments on the Effective Date after giving effect to the transactions occurring on that date;

                             (iii) a copy of a field examination of the
                    Borrowers' and their Subsidiaries' books and records;

                             (iv) evidence of the compliance by the Borrowers
                    with Section 5.02(b) hereof;

                             (v) the financial statements described in Section
                    3.04 hereof;

                         (vi) evidence of the repayment in full of, or the
                    existence of arrangements reasonably satisfactory to the Administrative Agent for the repayment in full of, existing credit arrangements with respect to the Collateral and the termination of all commitments to lend thereunder, and the termination of all security interests securing such Indebtedness;

                         (vii) the results of an inventory valuation appraisal
                    by Great American Group Appraisal and Valuation Services, L.L.C., which has been received in form and substance reasonably satisfactory to the Administrative Agent;

                         (viii) the results of an environmental audit with
                    respect to the Borrowers' and subsidiaries' properties and operations conducted by National Assessment Corp., which has been received in form and substance satisfactory to the Administrative Agent and the scope, methodology and results of which are satisfactory to the Administrative Agent in all respects;

                         (ix) the results of an appraisal by CB Richard Ellis,
                    Inc., of the real property and improvements owned in fee with respect to which the Mortgages are to be taken, in compliance with the requirements of FIRREA and applicable regulations, which has been received in form and substance satisfactory to the Administrative Agent, and the issuance of a lender's title policy, in form and substance reasonably satisfactory to the Administrative Agent;

                         (x) a Borrowing Request executed by the Borrowers;

                         (xi) an acknowledgment from the Debentures Trustee of
                    the intercreditor arrangements set forth in the Security Agreement;

                         (xii) copies of all material licensing agreements
                    entered into by any of the Borrowers or their Subsidiaries and appropriate consent agreements from the licensors; and

                         (xiii) the Facility Letter.

                    (k) The Administrative Agent shall have had the opportunity to conduct a pre-closing audit.

                    (l) The Borrowers shall have executed and delivered to the Administrative Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Loans made on the Effective Date.

                    (m) The Administrative Agent shall have received such other documents, including a tri-party lockbox agreement, and completed such other reviews, including material leases (including the obtaining of landlord waivers) and contracts, litigation and taxes, as the Administrative Agent or its counsel shall reasonably deem necessary.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on October 17, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                    Section 4.02. Each Credit Event. The obligation of any Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction on such date of the following conditions:

                    (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable; provided that any such representations and warranties that by their express terms are made as of a specific date shall have been true and correct as of such specific date.

                    (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and the Borrowers shall otherwise be in compliance with the provisions of Section
2.01 or 2.04(b), as applicable.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements have been reimbursed, the Borrowers covenant and agree with the Lenders that:

                     Section 5.01. Information. The Borrowers will furnish to the Administrative Agent and each of the Lenders:

                    (a) within 95 days after the end of each fiscal year, (i) a consolidated balance sheet and consolidated income statement showing the financial position of PVH and its subsidiaries as of the close of such fiscal year and the results of their operations during such year, and (ii) a consolidated statement of shareholders' equity and a consolidated statement of cash flow, as of the close of such fiscal year, comparing such financial position and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding fiscal year, all the foregoing financial statements to be audited by Ernst & Young LLP or other independent public accountants of recognized national standing selected by PVH in compliance with applicable Securities and Exchange Commission rules and regulations (which report shall not contain any going concern or similar qualification or exception as to scope), as being fairly stated in relation to such audited financial statements taken as a whole and together with management's discussion and analysis presented to the management of PVH and its subsidiaries (the Borrowers being permitted to satisfy the requirements of this clause (a) by delivery of its annual report on Form 10-K (or any successor form), and all supplements or amendments thereto, as filed with the Securities and Exchange Commission);

                    (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year of PVH, unaudited consolidated balance sheets of the PVH and its subsidiaries as of the end of such fiscal quarter, together with the related consolidated statements of income for such fiscal quarter and for the portion of the PVH's fiscal year ended at the end of such fiscal quarter and the related consolidated statements of cash flows for the portion of the PVH's fiscal year ended at the end of such fiscal quarter, and in comparative form the corresponding financial information as at the end of, and for, the corresponding fiscal quarter of the PVH's prior fiscal year and the portion of the PVH's prior fiscal year ended at the end of such corresponding fiscal quarter, in each case certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flow of PVH and its subsidiaries in accordance with GAAP (except the absence of footnote disclosure), in each case subject to normal year-end audit adjustments (the Borrowers being permitted to satisfy the requirements of this clause (b) by delivery of its quarterly report on Form 10-Q (or any successor form), and all supplements or amendments thereto, as filed with the Securities and Exchange Commission);

                    (c) upon the occurrence and during the continuance of an Availability Event, within 20 days after the end of each calendar month (other than any such month that corresponds to the end of a fiscal quarter or fiscal year of PVH), an unaudited consolidated balance sheet of PVH and its subsidiaries as at the end of such month, together with the related unaudited consolidated statement of income for such month and the portion of PVH's fiscal year ended at the end of such month and the related consolidated statements of cash flows for the portion of PVH's fiscal year ended at the end of such month, setting forth in comparative form the corresponding financial information as at the end of, and for, the corresponding month of PVH's prior fiscal year and the portion of PVH's prior fiscal year ended at the end of such corresponding month, in each case certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations and cash flows of PVH and its subsidiaries as at the date of, and for the periods covered by, such financial statements, in accordance with GAAP (except for the absence of footnotes), in each case subject to normal year-end audit adjustments;

                    (d) (i) concurrently with any delivery under (a) or (b) a certificate of the firm or Person referred to therein (x) which certificate shall, in the case of the certificate of a Financial Officer, certify that to the best of his or her knowledge no Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 6.03, 6.06 and 6.09 hereof) and, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(y) which certificate, in the case of the certificate furnished by the independent public accountants in connection with the annual financial statements, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event state that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default has occurred under any of the covenants set forth in Sections 6.03, 6.06 and 6.09 hereof and, if such a Default has occurred, specifying the nature and extent thereof; provided, however, that any certificate delivered by the independent public accountants in accordance herewith shall be accompanied by a supplemental certificate confirming the accuracy of the accountants' certificate (and shall in any event include calculations demonstrating compliance with the covenants set forth in 6.03, 6.06 and 6.09 hereof) and signed by a Financial Officer;

                    (e) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by PVH or any of its Subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, if any;

                    (f) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of PVH and its subsidiaries;

                    (g) (i) within 20 days of the end of each fiscal month, (x) an aging schedule of Receivables and reconciliation and accounts payable listing and (y) an executive summary with respect to the Borrowers' top five accounts for which Receivables are more than 90 days past due, comparing the total of such past due Receivables for the month then ended to the total of past due Receivables for the previous month and the Borrowers' plan with respect to the collection of such past due Receivables, executed by a Financial Officer, (ii) within 30 days after the end of each fiscal quarter, a current customer list which shall include addresses and (iii) within 20 days of the end of each fiscal month, a report showing sales, collections and debit and credit adjustments to Receivables and any inventory designation, in each case in form and detail reasonably satisfactory to the Administrative Agent; provided, that upon the occurrence and during the continuance of an Availability Event, inventory designations shall be delivered within three Business Days after the end of each week (but in no event later than Wednesday) and all other items required to be delivered pursuant to clause (iii) shall be delivered no later than the close of business on each Business Day as of the previous Business Day;

                    (h) concurrently with any delivery under (a) or (b) above, a certificate signed by a Financial Officer calculating the Applicable Rate test as of the date of the financial statements being furnished;

                    (i) within 60 days after the beginning of each fiscal year, a summary of business plans and financial operation projections (including with respect to Capital Expenditures) for the Borrowers and their Subsidiaries for such fiscal year (including quarterly balance sheets, statements of income and of cash flow) and annual projections through the Maturity Date prepared by management and in form, substance and detail (including principal assumptions provided separately in writing) satisfactory to the Administrative Agent;

                    (j) within 20 days after the end of each fiscal month, a certificate substantially in the form of Schedule 5.01(j) hereto executed by a Financial Officer of the Borrowers demonstrating compliance as at the end of each month with the Availability requirements, which shall include a Borrowing Base calculation; provided, that upon the occurrence and during the continuance of an Availability Event, the certificate shall be delivered no later than the close of business on each Business Day demonstrating compliance as at the end of the previous Business Day with the Availability requirements;

                    (k) as soon as practicable, copies of all material financial reports, forms, filings, loan documents and financial information submitted to governmental agencies and material financial reports distributed to its equity holders;

                    (l) promptly upon becoming aware thereof, notice to the Administrative Agent of the occurrence of any Default then continuing; and

                    (m) such other information as the Administrative Agent or any Lender may reasonably request, including any financial information required to be delivered under (a) or (b) as of the Effective Date but no longer required to be delivered as a result of a change under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

                    Section 5.02. Maintenance of Property; Insurance. (a) The Borrowers will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business as then conducted in good working order and condition, ordinary wear and tear excepted.

                    (b) The Borrowers will maintain, to the extent commercially available on commercially reasonably terms, (i) physical damage insurance on substantially all its real and personal property in the United States (including all Collateral) on an "All Risks" form subject to normal exclusions (including the perils of flood and quake) on a replacement cost basis (or, in the case of idle properties, actual cash value basis) for all such property in an amount not less than $100,000,000 (subject to a deductible amount or retention not to exceed $500,000) and consequential loss coverage for extra expense, (ii) public liability insurance (including products liability coverage) in an amount not less than $25,000,000, and (iii) such other insurance coverage in such amounts and with respect to such risks relating to the Borrowers' Collateral as the Required Lenders may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating of not less than A-. Prior to the Effective Date, the Borrowers will cause the Administrative Agent to be named as an insured party and loss payee, on behalf of the Secured Parties, on each insurance policy covering risks relating to any of the Collateral and books and records relating to any proceeds of Collateral and as an additional insured on all other insurance. Each such insurance policy in effect during the term of this Agreement shall include effective waivers by the insurer of all claims for insurance premiums against the Administrative Agent or any other Person entitled to the benefits of the Security Agreement, provide that all insurance proceeds in excess of deductible amounts or retentions which are payable in respect of losses relating to Collateral and books and records shall be adjusted with and payable to the Administrative Agent (except so long as no Default has occurred and is continuing any loss which is less than $1,000,000 may be adjusted with and payable to the Borrowers), and provide that no cancellation or termination thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof.

The Administrative Agent will consult with the Borrowers before agreeing to any adjustment of insurance proceeds covered by the preceding sentence. Net Proceeds of insurance shall be applied to prepay Loans in accordance with Section 2.09(d) hereof. During the occurrence and continuance of a Default, the Net Proceeds of insurance shall be maintained in a cash collateral account with the Administrative Agent and may be, upon notice to the Borrowers, setoff and applied to prepay outstanding principal and interest on the Loans. The Borrowers will deliver to the Administrative Agent (i) on the date of the first Borrowing hereunder and within 91 days after the end of each fiscal year of the Borrowers, a certificate dated such date showing the total amount of insurance coverage as of such date, (ii) from time to time true and complete copies of such insurance policies of the Borrowers (or, if the Borrowers do not have such insurance policies in their possession, evidence thereof) relating to such insurance coverage as the Required Lenders through the Administrative Agent may request,
(iii) within 15 days of receipt of notice from any insurer, a copy of any notice of cancellation or material adverse change in coverage from that existing on the date of this Agreement and (iv) within 15 days of any cancellation or nonrenewal of coverage by the Borrowers, notice of such cancellation or nonrenewal.

                    Section 5.03. Compliance with Laws. The Borrowers will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder) except where failure to comply would not have a Material Adverse Effect, or where the necessity of compliance therewith is being contested in good faith by appropriate proceedings.

                    Section 5.04. Inspection of Property, Books and Records. The Borrowers will keep, and will cause each Subsidiary to keep, proper books of record and account reflecting its business and activities; and will permit, and will cause each Subsidiary to permit, upon reasonable prior notice, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, senior employees and independent public accountants, all during normal business hours and as often as may reasonably be desired; provided that the Borrowers may, at their option, have one or more employees or representatives present at any such inspection, examination or discussion. At the Borrowers' expense, the Administrative Agent
(x) shall have the right to audit, upon reasonable prior notice, up to three times each fiscal year (or as often as it may request upon the occurrence and continuance of a Default or upon the occurrence and during the continuance of an Availability Event), the existence and condition of the Collateral and to review compliance with the Financing Documents and (y) shall have the right to retain an inventory appraiser to appraise the inventory Collateral once (or upon the occurrence and during the continuance of an Availability Event, twice) each fiscal year (or as often as it may request upon the occurrence and continuance of a Default).

                    Section 5.05. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrowers for working capital, Permitted Acquisitions, Capital Expenditures and general corporate purposes, and on the Effective Date to repay Indebtedness. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

                    Section 5.06. Environmental Matters. The Borrowers will promptly give to the Lenders notice in writing of any complaint, order, citation or notice of violation with respect to, or if a Borrower becomes aware of, (i) the existence or alleged existence of a violation of any applicable Environmental Law, (ii) any release into the environment, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Materials, (iv) any proceeding pending against a Borrower for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, (v) any property of the Borrowers or any Subsidiary that is or will be subject to a Lien imposed pursuant to any Environmental Law and (vi) any proposed acquisitions or leasing of property, which, in each of cases (i) through (vi) above, individually or in the aggregate, would have a Material Adverse Effect.

                    Section 5.07. Taxes. The Borrowers will, and will cause each of its Subsidiaries to, pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon the Borrowers and their Subsidiaries or upon their respective income or profits or in respect of their respective properties before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to (i) any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable party, shall have set aside on its books reserves with respect thereto as required by GAAP, and such contest operates to suspend collection of the contested tax, assessment, charge, levy or claims and enforcement of a Lien or (ii) any tax, assessment, charge, levy or claims, the failure to pay and discharge when due which, individually or in the aggregate would not have a Material Adverse Effect.

                    Section 5.08. Security Interests. The Borrowers will at all times take, or permit to be taken, all actions necessary for the Administrative Agent to maintain the Security Interests as valid and perfected Liens, subject only to Liens permitted under Section 6.02, and supply all information to the Administrative Agent necessary for such maintenance.

                    Section 5.09. Existence; Conduct of Business. The Borrowers will, and will cause each of their Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                    Section 5.10. Litigation and Other Notices. The Borrowers will give the Administrative Agent prompt written notice of the following:

                    (a) the issuance against a Borrower or a Guarantor by any court or Governmental Authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans, or invalidating, or having the effect of invalidating, any provision of this Agreement or the other Financing Documents that would materially adversely affect the Lenders' ability to enforce any payment obligations hereunder, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

                    (b) the filing or commencement of any action, suit or proceeding against the Borrowers or any of their Subsidiaries, whether at law or in equity or by or before any arbitrator or Governmental Authority, (i) which is material and is brought by or on behalf of any Governmental Authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No.
5) that there will be an adverse determination in each case and which, if adversely determined, would (A) reasonably be expected to result in liability of any Borrower or a Subsidiary thereof in an aggregate amount of $5,000,000 or more, not reimbursable by insurance, or (B) materially impairs the right of any Borrower or a Subsidiary thereof to perform its material obligations under this Agreement, any Note or any other Financing Document to which it is a party;

                    (c) any Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

                    (d) notices given or received (with copies thereof) with respect to the Subordinated Debt Documents or any other subordinated indebtedness; and

                    (e) any development in the business or affairs of any Borrower or any of its Subsidiaries which has had or which is likely to have, in the reasonable judgment of such Borrower, a Material Adverse Effect.

                    Section 5.11. Additional Grantors and Guarantors. The Borrowers will, and will cause their Subsidiaries to, promptly inform the Administrative Agent of the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Section 6.04) and cause each direct or indirect domestic Subsidiary not in existence on the date hereof to enter into a Guarantee in substantially the form of the Guarantee executed on the Effective Date, and to execute the Security Agreement, as applicable, as a grantor, and cause the direct parent of each such Subsidiary to pledge all of the Equity Interests of such Subsidiary pursuant to the Security Agreement and cause each such Subsidiary to pledge its accounts receivable and all other assets pursuant to the Security Agreement. In connection therewith, the Borrowers or any applicable Subsidiary shall provide such resolutions, certificates and opinions of counsel as shall be reasonably requested by the Administrative Agent.

                    Section 5.12. Maintain Operating Accounts. The Borrowers will, and will cause each of their Subsidiaries to, maintain all of their operating accounts and cash management arrangements (including the establishment of lockboxes) with the Administrative Agent or other Lenders acceptable to the Administrative Agent to the extent provided for in the Security Agreement and on terms (which shall include obtaining tri-party lockbox agreements) reasonably satisfactory to the Administrative Agent in its sole discretion.

                                   ARTICLE VI

                               Negative Covenants

                    Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements have been reimbursed, the Borrowers covenant and agree with the Lenders that:

                    Section 6.01. Indebtedness. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                    (a) Indebtedness created under the Financing Documents;

                    (b) Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or interest thereon or fees related thereto and otherwise on substantially similar terms to such existing Indebtedness;

                    (c) Indebtedness of the Borrowers incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or interest thereon or fees related thereto or result in an earlier maturity date or decreased weighted average life thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

                    (d) Indebtedness among (i) the Borrowers, (ii) the Borrowers and their wholly-owned Subsidiaries which are Guarantors arising as a result of intercompany loans pledged under the Security Agreement, provided that the aggregate principal amount of all Indebtedness owing to the Borrowers or any such Guarantor shall not exceed $5,000,000 at any time outstanding and (iii) among the Borrowers and their foreign Subsidiaries arising as a result of intercompany loans pledged under the Security Agreement, provided that the aggregate principal amount of all Indebtedness owing to the Borrowers shall not exceed $10,000,000 at any time outstanding;

                    (e) Guarantees permitted by Section 6.04;

                    (f) Indebtedness subject to Liens permitted under Section 6.02(a) through (f);

                    (g) Indebtedness owing to any insurance company in connection with the financing of any insurance premiums permitted by such insurance company in the ordinary course of business; and

                    (h) other unsecured Indebtedness (and if by Guarantee, without duplicate counting of the amount guaranteed and the underlying Indebtedness) in an aggregate principal amount not exceeding $40,000,000 at any time outstanding.

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

                    Section 6.02. Liens. The Borrowers will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                    (a) Permitted Encumbrances;

                    (b) any Lien on any property or asset of the Borrowers or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrowers or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or the interest rate thereon or fees related thereto (except pursuant to the instrument creating such Lien) and are on substantially similar terms;

                    (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrowers or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrowers or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or interest thereon or fees related thereto or otherwise alter the terms of such Lien in any material respect;

                    (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrowers or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (c) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Borrowers or any Subsidiary;

                    (e) Liens created by the Financing Documents in favor of the Administrative Agent and the Lenders and, so long as such Liens continue in favor of the Administrative Agent, the Debenture Trustee on behalf of the holders of the Debentures; and

                    (f) licenses, leases or subleases permitted hereunder granted to others not interfering in any material respect in the business of the Borrowers or any of their Subsidiaries.

                    Section 6.03. Fundamental Changes. (a) The Borrowers will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with any of them, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of their assets, or the stock or other equity units of any of their Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve other than Permitted Acquisitions, except that (i) each of Ropa PVH

Mexicana Camisas y Disenos S.A. de C.V., C.A.T. Industrial S.A. de C.V., Confeciones Imperio S.A., Caribe M&I Ltd. and Camisas Modernas, S.A. may be liquidated, so long as in connection with such liquidation no liabilities are transferred to any Borrower or any other subsidiary of PVH, (ii) any domestic subsidiary may merge with or into another domestic subsidiary, (iii) any domestic subsidiary may merge with or into a Borrower in a transaction in which such Borrower is the surviving Person, (iv) any Borrower (other than PVH), may merge with or into any other Borrower, provided that PVH would be the surviving Person in any merger involving PVH, and (v) a foreign subsidiary may merge with or into another foreign subsidiary; provided that, in each case, after giving effect to such merger, no Material Adverse Effect has occurred.

                    (b) Each Borrower will not, and will not permit any of its Subsidiaries to, (i) engage to any material extent in any business other than businesses of the type conducted by such Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto or (ii) change its fiscal year as disclosed on Schedule 6.03.

                    (c) Notwithstanding the foregoing, the Borrowers and their Subsidiaries may make:

                        (i) purchases and sales of inventory in the ordinary course;

                        (ii) (x) sales of assets (excluding capital stock of a
                    Subsidiary) not to exceed $10,000,000 in the aggregate in any fiscal year and (y) sales of worn out, obsolete, scrap or surplus assets not to exceed for (x) and (y) together $15,000,000 in the aggregate in any fiscal year and $35,000,000 during the Availability Period and (z) sales of other assets, in the Administrative Agent's discretion, with a value of not more than $5,000,000 in the aggregate during the Availability Period;

                        (iii) Capital Expenditures;

                        (iv) liquidations of Permitted Investments;

                        (v) Investments and Guarantees permitted by Section 6.04; and

                        (vi) dispositions of assets resulting from a Casualty
                    Event.

                    Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Each Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "Investments"), except:

                    (a) Permitted Investments and Investments that were Permitted Investments when made;

                    (b) Investments outstanding on the Effective Date and, in the case of any such Investment, identified in Schedule 6.04, and any renewals, amendments and replacements thereof that do not increase the amount thereof; provided, however, with respect to the investment by PVH in the stock of The Gant Company as disclosed on Schedule 6.04, such investment on PVH's balance sheet may increase or decrease in accordance with GAAP, and, so long as no Default is existing, PVH may sell its interest in The Gant Company in an initial public offering of The Gant Company or a private sale of its interest on terms approved by its board of directors;

                    (c) Guarantees constituting Indebtedness permitted by
Section 6.01 up to the aggregate sum of $25,000,000;

                    (d) indemnities made and surety bonds issued in the ordinary course of business;

                    (e) indemnities made in the Financing Documents;

                    (f) Investments by a Borrower, in wholly-owned Subsidiaries in existence on the Effective Date, and any increases therein up to the aggregate sum of $2,000,000;

                    (g) Guarantees made in the ordinary course of business; provided that such Guarantees are not of Indebtedness for borrowed money except to the extent permitted pursuant to Section 6.01 and otherwise could not in the aggregate reasonably be expected to have a Material Adverse Effect;

                    (h) advances, loans or extensions of credit by the Borrowers or any Subsidiary to officers, directors, employees and agents of the Borrowers or any Subsidiary (i) in the ordinary course of business for travel, entertainment or relocation expenses, (ii) other advances, loans or extensions of credit by the Borrowers or any Subsidiary to officers, directors, employees or agents of the Borrowers or any Subsidiary in compliance with all applicable laws not to exceed $2,000,000 in the aggregate at any one time outstanding and
(iii) relating to indemnification or reimbursement of such officers, directors, employees and agents in respect of liabilities relating to their service in such capacities;

                    (i) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and supplier arising in the ordinary course of business;

                    (j) accounts, chattel paper and notes receivable arising from the sale or lease of goods or the performance of services in the ordinary course of business;

                    (k) Capital Expenditures and Liens not prohibited by this Agreement

                    (l) Permitted Acquisitions; and

                    (m) other Investments not permitted under the foregoing clauses (a) through (l) in an aggregate amount at any time outstanding not to exceed $5,000,000.

                    Section 6.05. Prepayment or Modification of Indebtedness; Modification of Operating Documents. (a) The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly prepay, redeem, purchase or retire any Indebtedness, including the Debentures or the Subordinated Debt, other than Indebtedness incurred hereunder, and PVH may prepay, redeem, purchase or retire any of the Subordinated Debt prior to the final maturity thereof; provided, however, that (i) no Default exists or would result therefrom, (ii) Average Availability for the 30 day period prior to the date of such prepayment, redemption, purchase or retirement, both before and immediately after giving effect to such prepayment, redemption, purchase or retirement, shall be equal to or greater than $70,000,000, (iii) on the date of such prepayment, redemption, purchase or retirement, both before and immediately after giving effect to such prepayment, redemption, purchase or retirement, Covenant Availability shall be equal to or greater than $70,000,000, (iv) such prepayment, redemption, purchase or retirement, together with any tax liability or other expenses due, payable, accrued or estimated to be paid as a result of such prepayment, redemption, purchase or retirement, shall not exceed 80% of the face value of the Subordinated Debt being prepaid, redeemed, purchased or retired and (v) prepayments, redemptions, purchases or retirements of Subordinated Debt shall not exceed $25,000,000 in any fiscal year and $100,000,000 in the aggregate during the Availability Period.

                    (b) The Borrowers will not, and will not permit any of their Subsidiaries to, modify, amend or alter the Debentures, the Debentures Indenture or any other document evidencing or governing the Debentures or providing for any Guarantee or other right in respect thereof or any Subordinated Debt Document in a manner which could have a Material Adverse Effect or would otherwise be materially disadvantageous to the Lenders, and shall not modify, amend or alter any subordination provisions contained in any such documents.

                    (c) The Borrowers will not, and will not permit any of their Subsidiaries to, modify, amend or alter their operating agreements, certificates or articles of incorporation or other constitutive documents in a manner which could have a Material Adverse Effect or would otherwise be materially disadvantageous to the Lenders.

                    Section 6.06. Restricted Payments. The Borrowers will not, and will not permit any of their Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except, so long as no Default shall be continuing or would occur after giving effect to the following, (a) any Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests,
(c) PVH may make Restricted Payments, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of PVH and its subsidiaries, or issue options or warrants as otherwise approved by the Board of Directors of PVH or a committee thereof and (d) PVH may acquire shares of its common stock and declare and pay cash dividends with respect to its capital stock; provided that Restricted Payments made pursuant to clause (d) shall not exceed $20,000,000 in the aggregate in any consecutive twelve (12) month period or $65,000,000 in the aggregate during the Availability Period; provided, further, that PVH may not acquire shares of its common stock or pay cash dividends pursuant to clause (d) in any fiscal quarter to the extent that (i) the Restricted Payment would not be permitted in such fiscal quarter under the Subordinated Debt Documents, (ii) Average Availability for the 30 day period prior to the date of such Restricted Payment, both before and immediately after giving effect to such Restricted Payment, shall be less than $70,000,000, (iii) on the date of such Restricted Payment, both before and immediately after giving effect to such Restricted Payment, Covenant Availability shall be less than $70,000,000 or (iv) a Default exists or the making of such Restricted Payment would result in a Default.

                    Section 6.07. Transactions with Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to a Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among PVH and its subsidiaries in the ordinary course of business, (c) any Restricted Payment permitted by Section 6.06, (d) loans and advances to officers, directors, employees and agents permitted under Section 6.04(h), (e) fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors, employees and agents of the Borrowers or any of their Subsidiaries and (f) employment agreements entered into by the Borrowers or any of their Subsidiaries in the ordinary course of business.

                    Section 6.08. Restrictive Agreements. The Borrowers will not, and will not permit any of their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrowers or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrowers or any other Subsidiary or to Guarantee Indebtedness of the Borrowers or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any asset pending such sale, provided such restrictions and conditions apply only to the Subsidiary or asset that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets subject to such permitted Lien and (v) clause (a) of the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment thereof.

                    Section 6.09. Fixed Charge Coverage. The Borrowers will not, at any time after Covenant Availability is less than $35,000,000, permit the Fixed Charge Coverage Ratio for any four consecutive fiscal quarter period to be less than 1.00:1.00. In computing compliance with this Section 6.09, to the extent applicable, there shall be excluded in the computation of Capital Expenditures assets acquired as part of Permitted Acquisitions, even though the acquisition of such assets may be treated as Capital Expenditures under GAAP.



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

                                  ARTICLE VII

                                Events of Default

                    If any of the following events ("Events of Default") shall occur:

                    (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                    (b) the Borrowers shall fail to pay any interest on any Loan, the Revolving Credit Commitment Fee or any other fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Financing Document, when and as the same shall become due and payable;

                    (c) any representation or warranty made or deemed made by the Borrowers or a Guarantor in the Financing Documents, or in any report, certificate, financial statement or other document furnished pursuant to the Financing Documents, shall prove to have been incorrect in any material respect as of the date when made or deemed made;

                    (d) the Borrowers shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02 (with respect to insurance), 5.04 (with respect to audits), 5.05, 5.08, 5.09 (with respect to a Borrower's existence), 5.10(c) or 5.12 or in Article VI;

                    (e) the Borrowers or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Financing Document, and such failure shall continue unremedied for a period of 30 days;

                    (f) default shall be made with respect to any Material Indebtedness of the Borrowers or any Subsidiary or Guarantor (excluding Indebtedness outstanding hereunder) if the effect of any such default shall be to accelerate, or to permit (with or without the giving of notice, the lapse of time or both) the holder or obligee of such Indebtedness (or any trustee on behalf of such holder or obligee) at its option to accelerate the maturity of such Indebtedness;

                    (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower or any Subsidiary or Guarantor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

                    (h) any Borrower or any Subsidiary or Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or


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

hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
(g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                    (i) any Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                    (j) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (not covered by insurance where the carrier has accepted responsibility) shall be rendered against any Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Borrower or any Subsidiary to enforce any such judgment;

                    (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                    (l) a Change in Control shall occur;

                    (m) any of the Financing Documents shall for any reason cease to be, or shall be asserted by any Person obligated thereunder not to be, a legal, valid and binding obligation of such Person, including the improper filing by such Person of an amendment or termination statement relating to a filed financing statement describing the Collateral, or any Lien on any material portion of the Collateral purported to be created by any of such Financing Documents shall for any reason cease to be, or be asserted by any Person granting any such Lien not to be a valid, first priority perfected Lien (except to the extent otherwise permitted under any of the Financing Documents);

                    (n) any material damage to, or loss, theft or destruction of, any material Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty continuing for more than 30 consecutive days beyond the coverage of any applicable business interruption insurance, if in the case of any of the foregoing, any such event or circumstance could reasonably be expected to have a Material Adverse Effect;

                    (o) the filing of any Lien for taxes exceeding individually or in the aggregate $1,000,000; or

                    (p) the subordination provisions of the Subordinated Debt shall for any reason be revoked or invalidated or the validity or enforceability thereof be contested in any manner by any party to the Subordinated Debt Documents or an Event of Default (as such term is defined therein) or an event or condition which upon notice, lapse of time or both would become an Event of Default occurs under any agreement or instrument evidencing the Subordinated Debt;

then, and in every such event (other than an event with respect to any Borrowers described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any one or more of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) require that the Borrowers deposit cash collateral to the extent of the L/C Exposure or (iv) exercise any other rights or remedies available under the Financing Documents or applicable law; and in case of any event with respect to any Borrowers described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent both as administrative agent and collateral agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Financing Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder and under the other Financing Documents shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein or in the other Financing Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or thereby that the Administrative Agent is required to exercise in writing by the Required Lenders


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
(or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  With respect to the release of Collateral, the Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any property covered by this Agreement or the other Financing Documents (i) upon termination or expiration of the Commitments, the payment and satisfaction of all obligations arising with respect to the Loans, all fees and expenses, the expiration or termination of all the Letters of Credit and the reimbursement of all LC Disbursements; or (ii) constituting property being sold or disposed of in compliance with the provisions of the Financing Documents (and the Administrative Agent may rely in good faith


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

conclusively on any certificate stating that the property is being sold or disposed of in compliance with the provisions of the Financing Documents, without further inquiry); provided, however, that (x) the Administrative Agent shall not be required to execute any release on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release shall not in any manner discharge, affect or impair any Liens upon all interests retained, all of which shall continue to constitute part of the property covered by the Financing Documents.

                  With respect to perfecting security interests in Collateral which, in accordance with Article 9 of the Uniform Commercial Code or any comparable provision of any Lien perfection statute in any applicable jurisdiction, can be perfected only by possession, each Lender hereby appoints each other Lender its agent for the purpose of perfecting such interest. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent, and, promptly upon the Administrative Agent's request, shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any other Financing Document or to realize upon any Collateral for the Loans, it being understood and agreed that such rights and remedies may be exercised only by or with the approval of the Administrative Agent.

                  In the event that a petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law is filed by or against any Borrower or any other Person obligated under the Financing Document, the Administrative Agent is authorized, to the fullest extent permitted by applicable law, to file a proof of claim on behalf of itself and the Lenders in such proceeding for the total amount of obligations owed by such Person. With respect to any such proof of claim which the Administrative Agent may file, each Lender acknowledges that without reliance on such proof of claim, such Lender shall make its own evaluation as to whether an individual proof of claim must be filed in respect of such obligations owed to such Lender and, if so, take the steps necessary to prepare and timely file such individual claim.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Borrowers (not to be unreasonably withheld, except that no such approval shall be required upon the occurrence and continuance of a Default), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with such an office. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the


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

Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to and waives any claim based upon such conflict of interest.

                  The parties hereto agree that the titles Co-Syndication Agent and Co-Documentation Agent are honorary and confer no duties upon such agents except as a Lender hereunder, provided that each Co-Syndication Agent and Co-Documentation Agent shall be entitled to the rights and benefits specifically provided for herein.

                                   ARTICLE IX

                                  Miscellaneous

                    Section 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                         (i) if to the Borrowers, to them at 200 Madison Avenue,
                    New York, New York 10016, Attention of Pamela Hootkin (Telecopy No. 212-381-3970) with copies for informational purposes only to Mark Fischer, Esq., Phillips-Van Heusen Corporation, 200 Madison Avenue, New York, New York 10016 (Telecopy No. 212-381-3970) and Jeffrey L. Elegant, Esq., Katten Muchin Zavis Rosenman 525 W. Monroe Street, Suite 1600, Chicago, Illinois 60661-3693 (Telecopy No. 312-577-4676);

                         (ii) if to the Administrative Agent, to JPMorgan Chase
                    Bank, 1166 Avenue of the Americas, 16th Floor New York, NY 10036, Attention of Robert Morrow, Account Officer (Telecopy No. 212-899-2929) with copies for information purposes only to Jeffrey M. Epstein, Esq., Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 (Telecopy No. 212-836-6475); and



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                         (iii) if to any other Lender, to it at its address (or
                    telecopy number) set forth in its Administrative Questionnaire.

                    (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

                    (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                    Section 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless given in accordance with paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                    (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, Note or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the Maturity Date or the scheduled date of payment of the principal amount of any Loan (other than pursuant to Section 2.09(c) hereof) or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.16(b) or
(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) increase any percentage or amount contained in the definition of Borrowing Base, reduce the Availability Block, release all or a material portion of the Collateral or make


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

overadvances without the written consent of each Lender, (vi) release any Guarantee (other than in accordance with its terms) without the written consent of each Lender or (vii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Banks hereunder without the prior written consent of the Administrative Agent or each of the Issuing Banks, as the case may be.

                    Section 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement or any amendments, modifications or waivers requested by the Borrowers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) during the continuance of a Default, all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                    (b) The Borrowers shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claim, damages, liabilities or related expenses are attributable to an action brought by one Indemnitee against another

Indemnitee or determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                    (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the applicable Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought and based upon the Revolving Credit Exposure) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or any Issuing Bank in its capacity as such.

                    (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                    (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                    Section 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that
(i) other than in accordance with Section 6.03, the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including an Affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                    (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                         (A) the Borrowers, provided that no consent of the
                    Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, or, if a Default under Article VII has occurred and is continuing, any other assignee; and

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

                         (B) the Administrative Agent, provided that no consent
                    of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

                    (ii) Assignments shall be subject to the following
               additional conditions:

                         (A) except in the case of an assignment to a Lender or
                    an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if a Default under Article VII has occurred and is continuing;

                         (B) each partial assignment shall be made as an
                    assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                         (C) the parties to each assignment shall execute and
                    deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000; and

                         (D) the assignee, if it shall not be a Lender, shall
                    deliver to the Administrative Agent an Administrative Questionnaire.

                    (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                    (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                    (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section, any Note or Notes subject to such assignment and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Upon notice to the Borrowers, at the Borrowers' expense, the Borrowers shall execute and deliver to the Administrative Agent in exchange for such surrendered Notes, new Notes to the order of the assignee in an amount equal to the portion of the Commitments assumed by it pursuant to such Assignment and Assumption and, if the assigning Lender has retained any Commitment hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder.

                    (c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree, to the fullest extent permitted under applicable law, that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

                    (ii) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.15(e) as though it were a Lender.

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

                    (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Notes issued to such Lender to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                    Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and the issuance of any Letters of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                    Section 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Financing Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                    Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                    Section 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time


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

to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or their Subsidiaries against any of and all the obligations of the Borrowers or their Subsidiaries now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                    Section 9.09. GOVERNING LAW; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATION LAW OF THE STATE OF NEW YORK, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                    (b) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or their properties in the courts of any jurisdiction.

                    (c) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                    (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                    Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT,

TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                    Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                    Section 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, rating agencies, portfolio management servicers, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Should a party be required to disclose Information pursuant to a subpoena, similar legal process or applicable law or regulations, such party shall, to the extent permitted by applicable law, notify the Borrowers. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                    Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder,


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

together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.




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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 PHILLIPS-VAN HEUSEN CORPORATION, Borrower


                                 By:  /s/ Pamela N. Hootkin
                                      -----------------------------------
                                      Name: Pamela N. Hootkin
                                      Title:   Vice President


                                 THE IZOD CORPORATION, Borrower


                                 By:  /s/ Pamela N. Hootkin
                                      -----------------------------------
                                      Name: Pamela N. Hootkin
                                      Title:   Vice President


                                 PVH WHOLESALE CORP., Borrower


                                 By:  /s/ Pamela N. Hootkin
                                      -----------------------------------
                                      Name: Pamela N. Hootkin
                                      Title:   Vice President


                                 PVH RETAIL CORP., Borrower


                                 By:  /s/ Pamela N. Hootkin
                                      -----------------------------------
                                      Name: Pamela N. Hootkin
                                      Title:   Vice President


                                 IZOD.COM. INC., Borrower


                                 By:  /s/ Pamela N. Hootkin
                                      -----------------------------------
                                      Name: Pamela N. Hootkin
                                      Title:   Vice President

                       G.H. BASS FRANCHISES INC., Borrower


                       By:   /s/ Pamela N. Hootkin
                             ------------------------------------------------
                             Name: Pamela N. Hootkin
                             Title:   Vice President


                       CD GROUP INC., Borrower


                       By:   /s/ Pamela N. Hootkin
                             ------------------------------------------------
                             Name: Pamela N. Hootkin
                             Title:   Vice President


                       JPMORGAN CHASE BANK, individually and as Administrative and Collateral Agent, and as Arranger


                       By:   /s/ Robert Morrow
                             ------------------------------------------------
                             Name: Robert Morrow
                             Title:   Vice President


                       FLEET RETAIL FINANCE INC., individually and as Co-Arranger and Co-Syndication Agent,


                       By:   /s/ Sally A. Sheehan
                             ------------------------------------------------
                             Name: Sally A. Sheehan
                             Title:   Director, Fleet Retail Finance


                       SUN TRUST BANK, individually and as Co-
                       Syndication Agent,


                       By:   /s/ Laura Kahn
                             ------------------------------------------------
                             Name: Laura Kahn
                             Title:   Director, Senior Relationship Manager

                   THE CIT GROUP/COMMERCIAL SERVICES,
                   INC., individually and as
                   Co-Documentation Agent,


                   By:  /s/ Craig Goldstein
                        -------------------------------------------------
                        Name: Craig Goldstein
                        Title:   Vice President


                   BANK OF AMERICA, N.A., individually and as Co-
                   Documentation Agent,


                   By:  /s/ Robert Scalzitti
                        -------------------------------------------------
                        Name: Robert Scalzitti
                        Title:   Vice President


                   THE BANK OF NEW YORK


                   By:  /s/ James J. Ducey
                        -------------------------------------------------
                        Name: James J. Ducey
                        Title:   Vice President


                   PNC BANK, NATIONAL ASSOCIATION


                   By:  /s/ Thomas J. Lorenz
                        -------------------------------------------------
                        Name: Thomas J. Lorenz
                        Title:   Senior Vice President


                   WHITEHALL BUSINESS CREDIT CORPORATION


                   By:  /s/ Joseph A. Klapkowski
                        -------------------------------------------------
                        Name: Joseph A. Klapkowski
                        Title:   Duly Authorized Signatory

                      TRANSAMERICA BUSINESS CAPITAL CORPORATION


                      By:  /s/ Michael S. Burns
                           ------------------------------------------------
                           Name: Michael S. Burns
                           Title:   Senior Vice President


                      STANDARD FEDERAL BANK NATIONAL ASSOCIATION


                      By:  LASALLE BUSINESS CREDIT, INC., as
                           Agent (formerly known as Michigan National
                           Bank, as successor-in-interest to Mellon Bank,
                           Inc.)


                      By:  /s/ Jeffrey G. Saperstein
                           ------------------------------------------------
                           Name: Jeffrey G. Saperstein
                           Title:   Vice President


                      CONGRESS FINANCIAL CORPORATION


                      By:  /s/ Robert H. Milhorat
                           ------------------------------------------------
                           Name: Robert H. Milhorat
                           Title:   Vice President


                      GE CAPITAL CORPORATION


                      By:   /s/ William S. Richardson
                            -----------------------------------------------
                            Name: William S. Richardson
                            Title:   Duly Authorized Signatory

                                 BANK LEUMI USA


                                 By:  /s/ John Koeningsberg
                                      --------------------------------------
                                      Name: John Koeningsberg
                                      Title:   First Vice President


                                 By:  /s/ Phyllis Rosenfeld
                                      --------------------------------------
                                      Name: Phyllis Rosenfeld
                                      Title:   Vice President